UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________________________________

FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
 ________________________________________

Alliance Recovery Corporation
(Exact Name of Small Business Issuer in its Charter)

DELAWARE		30-0077338
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

390-1285 North Telegraph Road
Monroe, MI 48162-3368
(519) 671-0417
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Peter Vaisler
390-1285 North Telegraph Road
Monroe, MI 48162-3368
(519) 671-0417
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share (1)(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value	2,821,692	$.25	$705,423	$21.66
Common Stock, $0.01 par value	187,919	$.25	$46,979.75	$1.44
Total	3,009,611	$.25	$752,402.75	$23.10

 (1) The shares of our Common Stock being registered hereunder are being registered for resale by the selling securityholders named in the prospectus. In accordance with Rule 415, the number of shares being registered pursuant to the Investment Agreement with Dutchess Private Equities Fund, Ltd. is 2,821,692 representing approximately 1/3 of our 8,465,078 non-affiliate outstanding common shares issued and outstanding as of July 27, 2007.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the closing price of $.25 on the OTC Bulletin Board on July 27, 2007.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JULY , 2007

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

3,009,611 SHARES OF
COMMON STOCK

      This prospectus relates to the resale of up to 2,821,692 shares of our Common Stock, par value $0.01 per share (“Common Stock”) issuable to Dutchess Private Equities Fund, Ltd. (“Dutchess” or the “Selling Securityholder”). In addition, we are registering 187,919 shares of our common stock, which includes 153,336 shares held by including four shareholders and 55,416 shares underlying warrants held by the same four individuals. The Selling Securityholders may sell their common stock from time to time at prevailing market prices.

      Our Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is quoted on the over-the-counter market and prices are reported on the OTC Bulletin Board under the symbol “ARVY.” On July 27, 2007, the closing price as reported was $.25.

INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU MAY LOSE YOUR ENTIRE INVESTMENT. CONSIDER CAREFULLY THE “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

ALLIANCE RECOVERY CORPORATION IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

The Date of This Prospectus is: July , 2007

ABOUT OUR COMPANY

On November 6, 2001, we were incorporated in the State of Delaware under the name American Resource Recovery Group Ltd.

On April 22, 2002, we filed another certificate of amendment to increase our authorized shares to 10,000,000, par value $.01. Finally, on July 7, 2004, we filed a certificate of amendment increasing our authorized shares to 100,000,000.

Our operations are located in Monroe, Michigan. We maintain a website at the following address: www.alliancerecoverycorporation.com. Through a link on our website to the SEC website, www.sec.gov, the public is provided free access to our annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after electronic filing with the SEC. We intend to make the charters of our Board committees, and our Code of Business Conduct and Ethics for our directors, officers and employees, available on our website, and we will post on our website any waivers of, or amendments to, such code of ethics. Our website and the information contained therein or linked thereto are not incorporated by reference into this report.

We are a development stage company. We intend to engage in the business of producing electrical energy from waste and then selling it to industries such as utilities. While reducing rubber waste into fuel oil for electrical energy generation, we will also produce the required process fuel and marketable by-products derived from the thermal process. These by-products include carbon black, steel, and steam and/or hot water.

We currently have no business operations. We intend, through future wholly-owned subsidiaries, to build processing plants in various large urban centers of the United States. We intend to operate strategically positioned manufacturing process units (“ARC Units”) in selected states of the United States. ARC Units are based upon several existing manufacturing processes integrated into a single production facility. Prior to the waste to energy process, an initial volume reduction system is designed to compact approximately 3,000 pounds of rubber waste into 4’ x 4’ x 8’ ecoblocks for convenient and safe storage. The waste to energy conversion process reduces waste rubber using a thermal process to produce fuel oil to power large reciprocating engines driving alternators generating electrical energy for sale to adjacent users or into local power grids. Scrap tires will be the main rubber waste, which when reduced to oil, provides the fuel for the production of energy and gases to power the ARC unit.

We will receive tipping fees in exchange for providing a point of final disposition for rubber waste. In addition to process fuel gases generated in the conversion reaction, the ARC Unit also has the ability to recover other residual by-products from the rubber to oil thermal conversion process. Carbon black and steel are recovered in marketable qualities and quantities. Steam and/or hot water, produced during the thermal conversion process are also marketable recovered by-products. The ARC Unit was developed by our founder, Peter Vaisler, a team of third-party consulting engineers and scientists, as well as individuals with specific business and process and equipment operations knowledge acquired from hands on operating experience with the various system components. The ARC Unit is an integration of existing process technology currently in use as stand alone manufacturing processes. We have identified a number of potential sites for the construction of our first installation.

Our auditors have issued us a going concern opinion. Two of our officers and directors, David Williams and Peter Vaisler, own the majority of our shares allowing them to control all of our actions. We believe that we are not a blank check company as that term is defined in Rule 419 of Regulation C under the Rules of the Securities Act of 1933. We do not have any intention of merging with another company or allowing ourselves to be acquired by another company, or to act as a blank check company as defined in Regulation C.

Where You Can Find Us

We are located at #390-1285 N. Telegraph Road, Monroe, Michigan 48162-3368. Our telephone number is (519) 671-0417 and our fax number is (519) 473-6507.

THE OFFERING

COMMON SHARES OUTSTANDING PRIOR TO OFFERING
Common Stock, $0.01 par value	19,233,825

Common Stock Offered by Selling Securityholders	3,009,611

Use of Proceeds
We will not receive any proceeds from the sale by the Selling Securityholders of shares in this offering, except upon drawdowns made pursuant to the equity line. See “Item 4. Use of Proceeds.” However, we will receive proceeds from the exercise of the warrants which will be used to working capital.

Risk Factors	An investment in our common stock involves a high degree of risk and could result in a loss of your entire investment.

OTC Symbol	ARVY.OB

Executive Offices	Currently, our executive offices are located at 390-1285 N. Telegraph Road Monroe, Michigan 48162-3368, and our telephone number is (519) 671-1417.

TRANSACTION SUMMARY

TRANSACTION WITH DUTCHESS PRIVATE EQUITIES FUND, LTD

On May 29, 2007, we entered into an Investment Agreement (“Original Agreement”) with Dutchess Private Equities Fund, Ltd. (the “Investor”).  On July 24, 2007, we amended the Investment Agreement (the “Agreement”) to remove the provision concerning our right to withdrawal.  Pursuant to this Agreement, the Investor shall commit to purchase up to $20,000,000 of our common stock over the course of thirty-six (36) months. The amount that we shall be entitled to request from each purchase (“Puts”) shall be equal to, at our election, either (i) up to $250,000 or (ii) 200% of the average daily volume (U.S. market only) of the common stock for the three (3) trading days prior to the applicable put notice date, multiplied by the average of the three (3) daily closing bid prices immediately preceding the put date.  If our The put date shall be the date that the Investor receives a put notice of a draw down by us. The purchase price shall be set at ninety-four percent (94%) of the lowest closing bid price of the common stock during the pricing period. The pricing period shall be the five (5) consecutive trading days immediately after the put notice date. There are put restrictions applied on days between the put date and the closing date, which would be seven days following the put notice, with respect to that particular Put. During this time, we shall not be entitled to deliver another put notice.  Although cash received from each Put will increase our liquidity, the sale of our common stock to the Investor in accordance with the Agreement may have a dilutive impact on our shareholders. As a result, our net income per share could decrease in future periods and the market price of our common stock could decline.

In connection with the Agreement, we entered into a Registration Rights Agreement with the Investor (“Registration Agreement”). Pursuant to the Registration Agreement, we are obligated to file a registration statement with the Securities and Exchange Commission covering the shares of common stock underlying the Agreement within thirty (30) days after the May 29, 2007 execution of the Original Agreement. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within ninety (90) days after the May 29, 2007 execution of the Original Agreement. The Agreement does not impose any penalties on us for failure to meet either the 30 day or 90 day obligations, however, we shall endeavor to meet both such deadlines.

We agreed to pay the Investor $15,000 in cash for preparation of the Agreement and the Registration Agreement.

SUMMARY INFORMATION AND RISK FACTORS

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis and Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from December 31, 2006 and December 31, 2005 are derived from our December 31, 2006 audited financial statements. The statement of operations and balance sheet data for the three months ended March 31, 2007 were derived from our unaudited financial statements for the period ended March 31, 2007.

	Three Months ended March 31, 2007	Year ended December 31, 2006	Year ended December 31, 2005
	(Unaudited)	(audited)	(audited)
STATEMENT OF OPERATIONS
Revenues	$-	$-	$-
Total Operating Expenses	106,097	344,342	544,291
Net Loss	(110,248)	(360,016)	(544,477)

	As of March 31, 2007	As of December 31, 2006
	(Unaudited)	(audited)
BALANCE SHEET DATA

Cash	$12,002	$32,037
Total Assets	16,689	36,782
Total Liabilities	674,436	594,954
Stockholders’ Deficiency	(1,742,570)	(1,642,995)

WHERE YOU CAN FIND US

Our address is 390-1285 North Telegraph Road, Monroe, Michigan. Our telephone number is (519) 671-0417.

RISK FACTORS

The following risk factors should be considered carefully in addition to the other information contained in this report. This report contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis” and “Business,” as well as other sections in this report, discuss some of the factors that could contribute to these differences.

The forward-looking statements made in this report relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

This report also contains market data related to our business and industry. These market data include projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations, financial condition and the market price of our Common Stock.

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

OUR INDEPENDENT AUDITOR HAS ISSUED A GOING CONCERN OPINION WHICH RAISES DOUBTS ABOUT OUR ABILITY TO CONTINUE AS A VIABLE ENTITY

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern. The notes to our financial statements include an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Among the reasons cited in the notes as raising substantial doubt as to our ability to continue as a going concern are the following: we are a development stage company with no operations, a stockholders' deficiency of $1,742,570, a working capital deficiency of $657,747 and cash used in operations from inception of $1,578,419 Our ability to continue as a going concern is dependent on our ability to further implement our business plan, raise additional capital and generate revenues. These conditions raise substantial doubt about our ability to continue as a going concern.

We have a history of operating losses, limited funds and may continue to incur operating losses. If these continue, we may ultimately be required to seek protection from creditors under applicable bankruptcy laws.

WE CAN LOSE THE RIGHT TO USE THE TECHNOLOGY THAT IS A VITAL PART OF OUR BUSINESS PLAN SINCE WE ONLY HAVE THE RIGHT TO USE THIS TECHNOLOGY PURSUANT TO OUR EMPLOYMENT AGREEMENT WITH PETER VAISLER, OUR CEO, PRESIDENT AND DIRECTOR

There is certain technology that we need to use to be able to carry out our business plan. This technology is owned by Peter Vaisler, our CEO, President and director. He licenses the technology to us pursuant to the employment agreement we have with him. If Mr. Vaisler’s employment agreement is terminated, we may lose the right to use the technology. This will prevent us from carrying out our business plan. However, if the employment agreement is terminated, we have the right to license the technology for a onetime fee equal to the current replacement value of the technology determined by an engineer’s opinion acceptable to us and Mr. Vaisler.

EXISTING STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION FROM THE SALE OF OUR COMMON STOCK PURSUANT TO THE INVESTMENT AGREEMENT.

The sale of our common stock to Dutchess Private Equities Fund, Ltd. in accordance with the Investment Agreement may have a dilutive impact on our shareholders.  As a result, our net income per share could decrease in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to Dutchess Private Equities Fund, Ltd. in order to drawdown on the Equity Line. If our stock price decreases, then our existing shareholders would experience greater dilution.

The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

DUTCHESS PRIVATE EQUITIES FUND, LTD WILL PAY LESS THAT THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK WHICH COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

Our  common  stock to be issued  under the  Investment  Agreement  will be purchased at a seven percent (7%)  discount  to the lowest  closing  bid price  during the five trading days immediately following our notice to Dutchess Private Equities Fund, Ltd. of our election to exercise our "put" right.  Dutchess Private Equities Fund, Ltd. has a financial incentive to sell our shares immediately upon receiving the shares to realize the profit between the discounted price and the market price. If Dutchess Private Equities Fund, Ltd. sells our shares, the price of our common stock may decrease.  If our stock price decreases, Dutchess Private Equities Fund, Ltd. may have a further incentive to sell such shares.  Accordingly, the discounted sales price in the Investment Agreement may cause the price of our common stock to decline.

EXISTING STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION FROM THE SALE OF OUR COMMON STOCK PURSUANT TO THE INVESTMENT AGREEMENT.

The sale of our common stock to Dutchess Private Equities Fund, Ltd. in accordance with the Investment Agreement may have a dilutive impact on our shareholders. As a result, our net income per share could decrease in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to Dutchess Private Equities Fund, Ltd. in order to drawdown on the Equity Line. If our stock price decreases, then our existing shareholders would experience greater dilution. At a stock price of $0.25 or less, we would have to issue approximately 80 million shares in order to drawdown on the full Equity Line.  Accordingly, we may be required to file one or more registration statements to cover all shares under the Equity Line.

The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

WE ARE REGISTERING 2,821,692 SHARES OF COMMON STOCK TO BE ISSUED UNDER THE EQUITY LINE OF CREDIT.  THE SALE OF SUCH SHARES COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

We are registering 2,821,692 shares of common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the Equity Line of Credit.  The sale of these shares into the public market by Dutchess could depress the market price of our common stock.  As of July 27, 2007, there were 19,233,825 shares of our common stock issued and outstanding.

THERE MAY NOT BE SUFFICIENT TRADING VOLUME IN OUR COMMON STOCK TO PERMIT US TO GENERATE ADEQUATE FUNDS FROM THE EXERCISE OF OUR PUT.

The Investment Agreement provides that the dollar value that we will be permitted to put to Dutchess will be our choice of either: (A) 200% of the average daily volume in the US market of the common stock for the ten trading days prior to the notice of our put, multiplied by the average of the three daily closing bid prices immediately preceding the date of the put, or (B) $250,000.   Based on the formula in the Investment Agreement, however, it is possible that we would only be permitted to exercise a put for $250,000, as there may not be sufficient trading volume in our common stock to permit us to draw down more than $250,000 per each put.  Being unable to draw down on the full $20,000,000 financing which may not provide adequate funding for our planned operations.

NONE OF THE COMPANY'S OFFICERS, DIRECTORS, INSIDERS, AFFILIATES OR OTHER RELATED PARTIES MAY SELL ANY SHARES OF COMMON STOCK FOR FIVE TRADING DAYS AFTER A PUT NOTICE IS DELIVERED AND THEREFORE ADDITIONAL CAPITAL RAISING ACTIVITIES WILL BE LIMITED.

None of our officers, directors, insiders, affiliates or other related parties may sell any shares of common stock for five trading days after a put notice is delivered.  Based on this restriction, our additional capital raising activities will be limited.

AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT, WE HAVE AGREED TO MAKE LATE PAYMENTS TO THE INVESTOR FOR LATE ISSUANCE OF SECURITIES AFTER THE SEVEN DAYS FOLLOWING DELIVERY OF A PUT NOTICE.  WE MUST MAKE ANY PAYMENTS INCURRED IN IMMEDIATELY AVAILABLE FUNDS UPON DEMAND BY THE INVESTOR. NOTHING HEREIN SHALL LIMIT THE INVESTOR’S RIGHT TO PURSUE ACTUAL DAMAGES FOR OUR POTENTIAL FAILURE TO ISSUE AND DELIVER THE SECURITIES TO THE INVESTOR, EXCEPT THAT SUCH LATE PAYMENTS SHALL OFFSET ANY SUCH ACTUAL DAMAGES INCURRED BY THE INVESTOR.

After the effective date of the registration statement, we have agreed to make late payments to the investor for late issuance of securities after the seven days following delivery of a put notice.  As such, if we are late in the issuance of securities in accordance with the put notice, we will be subject to late payments.

IF THE COMPANY FAILS TO DELIVER ANY PORTION OF THE SHARES OF THE PUT TO THE INVESTOR AND THE INVESTOR’S PURCHASES, IN AN OPEN MARKET TRANSACTION OR OTHERWISE, SHARES OF COMMON STOCK NECESSARY TO MAKE DELIVERY OF SHARES WHICH WOULD HAVE BEEN DELIVERED IF THE FULL AMOUNT OF THE SHARES TO BE DELIVERED TO THE INVESTOR BY THE COMPANY, THEN WE MUST PAY TO THE INVESTOR, IN ADDITION TO ANY OTHER AMOUNTS DUE TO INVESTOR PURSUANT TO THE PUT AND A OPEN MARKET ADJUSTMENT AMOUNT.

If the company fails to deliver any portion of the shares of the put to the investor and the investor’s purchases, in an open market transaction or otherwise, shares of common stock necessary to make delivery of shares which would have been delivered if the full amount of the shares to be delivered to the investor by the company, then we must pay to the investor, in addition to any other amounts due to investor pursuant to the put and a open market adjustment amount.  The "open market adjustment amount" is the amount equal to the excess, if any, of (x) the investor total purchase price (including brokerage commissions, if any) for the open market share purchase minus (y) the net proceeds (after brokerage commissions, if any) received by the investor from the sale of the put shares due.  We must pay the open market adjustment amount to the investor in immediately available funds within five (5) business days of written demand by the investor.  By way of illustration and not in limitation of the foregoing, if the investor purchases shares of common stock having a total purchase price (including brokerage commissions) of $11,000 to cover an open market purchase with respect to shares of common stock it sold for net proceeds of $10,000, the open market purchase adjustment amount which we will be required to pay to the investor will be $1,000.

OUR STOCK IS THINLY TRADED, AS A RESULT YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO LIQUIDATE YOUR SHARES.

The shares of our common stock are thinly-traded on the OTC Bulletin Board, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares at or near ask prices or at all if you need money or otherwise desire to liquidate their shares.

WE HAVE A LIMITED OPERATING HISTORY, HAVE NO OPERATIONS OR REVENUES TO DATE AND BASED ON THIS THERE IS NO ASSURANCE THAT WE WILL BECOME A SUCCESSFUL BUSINESS.

We are a development stage company with no operations or revenues to date. We intend to utilize both design/build and turn-key equipment contracts, operation and maintenance contactors to operate various components of our first installation and will assemble a management and operations team familiar with the plant’s process system. However, our likelihood of success must be considered in light of all of the risks, expenses and delays inherent in establishing a new business, including, but not limited to, unforeseen expenses, complications and delays, established competitors and other factors. The services of seasoned contracted operators and experienced key management professionals, is no assurance that we will ever achieve profitable operations.

Since we presently do not have any business operations, we will not need financing until we raise $20M and commence operations of our facility. In the interim, our present shareholders and management have indicated a willingness to provide short term financing.

WE ARE DEPENDENT ON KEY EMPLOYEES, ENGINEERS, CONSULTANTS AND CONTRACTORS AND THE LOSE OF ANY OF THEM OR THEIR INABILITY TO COMPLETE THE PROJECT CAN LEAD TO OUR DEMISE

Our success is materially dependent upon the expertise and experience of our executives and certain consultants. A corporate team of highly qualified project managers, engineers, and experienced executives, familiar with the successful commercialization of leading edge technologies, has been responsible for our efforts to date. Key management positions have been identified and we continue to have discussions with qualified candidates until such time as the entire project capitalization has been completed. These individuals may leave their current employment upon completion of our capitalization and may join us as executives. However, there is no guarantee that the project capitalization will be completed and similarly, if completed there is no guarantee that we will be able to attract the appropriate management team in a timely manner.

The process system technology was designed and is being enhanced by our founder and certain engineering consultants. This group includes Peter Vaisler, our President and CEO; and Resource International Ltd., a Virginia-based engineering firm that will be responsible for our overall project management, equipment installation, site engineering, permit approvals, construction surveillance, system design, sourcing and fabrication, mechanical and structural installation, and operator training.

The overall project will be managed by Resource International Ltd. However, qualified and specialized sub-contractors will be utilized by Resource International Ltd. for specific tasks. As an example, Resource International Ltd. will utilize the services of a sub-contractor for heat recovery design, and boiler systems fabrication selection and steam/hot water energy systems. The ultimate engineering group has many years of experience in process engineering and controls, energy production and waste to energy, manufacturing, and thermal manufacturing and disposal technology, but could be unsuccessful in completing the first installation. There is no assurance that their combined expertise which includes waste disposal, waste handling, incineration, thermal reduction, electrical generation and carbon black manufacturing will allow the project to be completed.

Our success is also materially dependent upon the experience and expertise of Peter Vaisler, our President, CEO and a Director, and his ability to attract executives upon completion of our overall capital financing. There is no guarantee that this financing will occur. We have entered into a five-year employment agreement with Mr. Vaisler, which includes non-compete provisions and requires his full time, attention and devotion toward our business objectives. The loss of the services of any of our key personnel or consultants would likely have a material adverse effect on our business. For a one-time fee, we have the option to enter into a license agreement with Mr. Vaisler for the continued use of the technology if and when he ceases to be employed by us.

IF WE ARE UNABLE TO PROCURE NEEDED PERMITS, THE PROJECT WILL NOT BE COMPLETED AND WE WILL, MOST LIKELY, CEASE OPERATIONS.

Resource International Ltd. has worked with our founder, Peter Vaisler in order to develop our technology. Resource International Ltd. will work with us to secure any permits required in connection with the construction and operation of our facilities. We believe that any emissions produced by our facilities will be within EPA standards and therefore do not anticipate difficulty in obtaining state or local permits and are not aware of any federal environmental permitting requirements. However, there is no assurance that we will be able to meet all permitting requirements in our target markets in the United States or in foreign jurisdictions. In addition, existing EPA guidelines and other environmental regulations could be revised, making it difficult or impossible for us to meet the any such new requirements. If we are unable to acquire all necessary permits, we would be unable to start our business and would be forced to seek permits elsewhere which could critically delay or cancel the overall project. This could cause us to cease our operations.

UNIQUE RISKS OF OUR BUSINESS

IF WE DO NOT PROCESS WASTE, OUR REVENUES WILL NOT BE SIGNIFICANT AND NEGATIVELY IMPACT OUR OPERATIONS AND FUTURE EXPANSION

There may not be a sufficient volume of waste rubber generated in vicinity of our first showcase facility, at a site to be determined to make our operations cost efficient. Furthermore, we may not be able to encourage tire jockeys, truckers and waste operators servicing these areas to utilize our first facility an facility as an alternative to trucking the waste to disposal sites positioned away from urban cities or to out of state disposal sites. Our targeted marketing/education program may not be successful in getting those operators in the disposal chain to be “environmentally responsible” by utilizing an urban or regionally based point of final disposition instead of trucking the waste to another jurisdiction, possibly even out of state. Also, tire and rubber goods manufacturers may develop products that will not wear out or have an extended life thereby reducing the volume of rubber waste generated annually requiring disposal. If any of the above occurs, we will not have sufficient revenues. This will have a negative impact on our business and can deter our future expansion.

POSSIBLE CHANGES IN ENVIRONMENTAL REGULATIONS CAN MAKE IT DIFFICULT AND COSTLY TO COMPLY WITH AND CAUSE US TO CHANGE OUR BUSINESS PLAN AND RESULT IN A REDUCTION OF REVENUES

Unforeseen changes in environmental regulations could make it difficult, or even impossible for management and their engineering team to amend existing environmental permits or to reapply for new permits. Changes in Federal or State laws could make it difficult or impossible to comply with emission, storage, operation and transportation regulations. This can result in a change to our business plan if we can not obtain certain amendments to permits or such changes cause us to expend more resources than expected. In addition, this will most likely lead to a reduction in revenues.

In addition, changes in government policies affecting storage, handling and processing of scrap tires, rubber waste and air quality standards could have a material adverse effect on us.

A CHANGE IN MARKET OR ECONOMIC CONDITIONS CAN RESULT IN LOSING THE MARKET FOR ELECTRICAL ENERGY THAT WE INTEND TO PRODUCE RESULTING IN A CESSATION OF OUR BUSINESS

There may not be a market for the electrical energy generated as a result of a change in market or economic conditions, and implementation of a new form of energy production technology and/or materials. Also, there may not be a market for the by-products we intend to produce, including carbon black, steel and steam and/or hot water.

Poor economic conditions and/or high fuel costs could cause disruptions in transportation and/or labor disputes in a declining or inflationary economy and could make it impossible to obtain waste rubber for conversion to fuel oil. However, an inflationary economy could actually benefit us as increased energy prices would increase revenues from both electricity and carbon black sales. The facility may never be able to acquire a sufficient inventory as a result of any or a combination of the aforementioned and result in the cessation of our business.

SEVERAL FACTORS COULD RESULT IN OUR FACILITY NOT OPERATING PROPERLY AND LEAD TO OUR DEMISE

Although management believes that similar process furnaces are operating at numerous locations around the world, the oil conversion furnace and all ancillary equipment normally associated with thermal reactions may not function properly and neither the fabricator/suppliers nor management or their engineering team may be able to correct the deficiency. Employees could sabotage the processing equipment causing a business interruption causing the facility to not make sufficient product or energy to meet its financial projection. We expect to enter into a contractual arrangement with a third-party operator for the production and sale of the electrical energy to be produced. The contract may never be completed. All of the above factors could result in our demise.

WE MAY NOT BE ABLE TO SUCCESSFULLY DEVELOP A MARKET FOR OUR PRODUCTS WHICH WILL CAUSE US TO FAIL TO MEET PROJECTED REVENUES

We intend to sell electricity to local utilities. The contracted electrical utility company responsible for electrical energy generation and sales may not be able to develop sufficient market share for electrical energy. Similarly, management and our consultants may not successfully develop a market for carbon black, scrap steel or other residual products we could generate, and as a result may not achieve projected revenues. The failure to reach certain financial performance levels could negatively impact our financial viability and could make it difficult for us to expand operations into additional U.S. urban cities.

IF WE DO NOT ATTRACT CERTAIN MARKETING, OPERATIONS AND ENGINEERING STAFF, WE WILL HAVE DIFFICULTY IN MANAGING OUR FIRST FACILITY. THIS CAN RESULT IN A DELAY OF STARTING UP THE FACILITY AND/OR A REDUCTION OF REVENUES BASED ON LOWER OUTPUT RATES

Although key operations positions are contracted out, we may not be able to attract marketing, operations, and engineering staff with sufficient acumen and abilities to successfully manage our first facility. Training deficiencies could cause the facility to operate at lower output rates, which would negatively impact our financial performance. Similarly, the start-up period of the facility could be extended as a result of fabricators and/or contractors correcting technical deficiencies. Although delivery and performance guarantees will be provided by fabricators and/or contractors, a business failure by any of these entities could delay the start-up of the installation, while financial and other guarantees, notices and cure periods are implemented with respect to completing the installation and start-up of the facility.

THE FAILURE OF REGULATORY APPROVAL BY GOVERNMENT AGENCIES FOR OUR FUTURE SITES WILL RESULT IN A DELAY ON REALIZING A RETURN ON OUR INVESTMENT

The selection of future sites and the development and operation of our installations are subject to regulatory approval by governmental agencies. While the fact that our engineering consultants at Resource International have pre-qualified 12 sites from an environmental approval perspective, each site may be subject to local and state regulations concerning storage, processing and handling of rubber waste including scrap tires and air quality standards. Additionally, there can be no assurance that we will be able to locate and lease or purchase a sufficient number of suitable sites within the expansion area or that difficulties will not be encountered by us or third parties in their efforts to secure necessary approvals which could delay us from realizing a return on our investment.

WE WILL NEED TO RAISE FUNDS TO DEVELOP ADDITIONAL INSTALLATION OF FACILITIES AND THERE IS NO ASSURANCE WE WILL RAISE SUCH FUNDS

We will also be dependent on our ability to raise funds to develop additional installation through private placements or other sources. We have no plans, at this time, to secure solid waste disposal bond funds. There can be no assurance that in the case of solid waste disposal bond funds that provide tax incentives to promote the availability of solid waste disposal bonds will continue. The ability to raise additional funds will be determined by the operational success of the first installation to be built upon a yet to be determined site. Thus, there can be no assurance that we will be successful in obtaining financing.

OTHER ENERGY COMPANIES AND DISPOSAL COMPANIES WITH MORE EXPERIENCE MAY COMPETE WITH US CAUSING A DECREASE IN THE MARKET SHARE

While we believe we have no direct competitors, a number of other firms are engaged in the production of energy, carbon black and the like. Also, other firms are engaged in the business of disposal and processing of scrap tires.
Our likely competitors are: JM Beer Corp., Conrad Industries, and Unisphere Corporation. If such companies compete with us, this can result in a reduction of our market share.

OUR PRINCIPAL OFFICER AND A DIRECTOR HAVE CONTROL OF US

Peter Vaisler, our President, CEO and Director, and David Williams and Walter Martin, our directors, in the aggregate own approximately 54% of our issued and outstanding common stock. Therefore, they control us and can control the election of our directors and officers.

BROKER-DEALER REQUIREMENTS MAY AFFECT TRADING AND LIQUIDITY.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor s account. Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be penny stocks. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

“PENNY STOCK” RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

o	Make a suitability determination prior to selling a penny stock to the purchaser;

o	Receive the purchaser’s written consent to the transaction; and

o	Provide certain written disclosures to the purchaser.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders. However, whenever Dutchess sells shares issued under the equity line we will have received proceeds when we originally put such shares to the Investor.  The proceeds received from any “Puts” tendered to Dutchess under the Equity Line of Credit will be used for payment of general corporate and operating expenses.

SELLING SECURITY HOLDERS

We agreed to register for resale shares of common stock by the selling securityholders listed below. The selling securityholders may from time to time offer and sell any or all of their shares that are registered under this prospectus. The selling securityholders, and any participating broker-dealers are “underwriters” within the meaning of the Securities Act of 1933, as amended. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling securityholders in connection with the sales of such shares.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by each of the selling securityholders named below and as adjusted to give effect to the sales of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling securityholders and we have not independently verified this information. The selling securityholders are not making any representation that any shares covered by the prospectus will be offered for sale. The selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

Except as indicated below, the selling securityholders have never held any position or office with us, nor are any of the selling securityholders associates or affiliates of any of our officers or directors. Except as indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer.

For purposes of this table, beneficial ownership is determined in accordance with SEC rules, and includes voting power and investment power with respect to shares and shares owned pursuant to warrants exercisable within 60 days. The "Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered.

As explained below under “Plan of Distribution,” we have agreed with the selling securityholders to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

Name	Number of Shares Beneficially Owned Prior to Offering(1)	Number of Shares Offered		Number of Shares Beneficially Owned After the Offering
Dutchess Private Equities Fund, Ltd. (2)	2,821,692	2,821,692		0
Susan Hutchinson	4,584	4,584	(3)	0
Lewis Martin	45,834	45,834	(4)	0
Walter Martin	91,667	91,667	(5)	0
James Scheibel	45,834	45,834	(6)	0

(1)
The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon draws under the Dutchess Equity Line.

(2)	Michael Novielli and Douglas Leighton are the directors of Dutchess Private Equities Fund, Ltd.
(3)	Represents 3,334 common shares and 1,250 shares underlying warrants by this securityholder.
(4)	Represents 33,334 common shares and 12,500 shares underlying warrants by this securityholder.
(5)	Represents 66,667 common shares and 25,000 shares underlying warrants by this securityholder.
(6)	Represents 33,334 common shares and 12,500 shares underlying warrants by this securityholder.

TRANSACTION WITH DUTCHESS PRIVATE EQUITIES FUND, LP

On May 29, 2007, we entered into an Investment Agreement (the “Original Agreement”) with Dutchess Private Equities Fund, Ltd. (the “Investor”).  On July 24, 2007, we amended the Investment Agreement (the “Agreement”) to remove the provision concerning our right to withdrawal.  Pursuant to this Agreement, the Investor shall commit to purchase up to $20,000,000 of our common stock over the course of thirty-six (36) months. The amount that we shall be entitled to request from each purchase (“Puts”) shall be equal to, at our election, either (i) up to $250,000 or (ii) 200% of the average daily volume (U.S. market only) of the common stock for the three (3) trading days prior to the applicable put notice date, multiplied by the average of the three (3) daily closing bid prices immediately preceding the put date. The put date shall be the date that the Investor receives a put notice of a draw down by us. The purchase price shall be set at ninety-four percent (94%) of the lowest closing bid price of the common stock during the pricing period. The pricing period shall be the five (5) consecutive trading days immediately after the put notice date. There are put restrictions applied on days between the put date and the closing date with respect to that particular Put. During this time, we shall not be entitled to deliver another put notice.

We understand that a delay in the issuance of Securities beyond the Closing Date could result in economic damage to the Investor. After the Effective Date, as compensation to the Investor for such loss, we have agreed to make late payments in cash to the Investor for late issuance of Securities (delivery of Securities after the applicable Closing Date) in accordance with the following schedule (where "No. of Days Late" is defined as the number of trading days beyond the Closing Date, with the Amounts being cumulative.):

LATE PAYMENT FOR EACH NO. OF DAYS LATE	$10,000 WORTH OF COMMON STOCK

1	$100
2	$200
3	$300
4	$400
5	$500
6	$600
7	$700
8	$800
9	$900
10	$1,000
Over 10	$1,000 + $200 for each Business Day late beyond 10 days

We shall make any payments incurred under this Section in immediately available funds upon demand by the Investor. Nothing herein shall limit the Investor's right to pursue actual damages for our failure to issue and deliver the Securities to the Investor, except that such late payments shall offset any such actual damages incurred by the Investor, and any Open Market Adjustment Amount, as discussed below.

If, by the third business day after seven day period following the delivery of a put notice, we fail to deliver any portion of the shares of the Put to the Investor (the "Put Shares Due") and the Investor purchases, in an open market transaction or otherwise, shares of Common Stock necessary to make delivery of shares which would have been delivered if the full amount of the shares to be delivered to the Investor by us. (the "Open Market Share Purchase") , then we shall pay to the Investor in cash, in addition to any other amounts due to Investor pursuant to the Put, and not in lieu thereof, the Open Market Adjustment Amount (as defined below).  The "Open Market Adjustment Amount" is the amount equal to the excess, if any, of (x) the Investor's total purchase price (including brokerage commissions, if any) for the Open Market Share Purchase minus (y) the net proceeds (after brokerage commissions, if any) received by the Investor from the sale of the Put Shares Due.  We shall pay the Open Market Adjustment Amount to the Investor in immediately available funds within five (5) business days of written demand by the Investor.  By way of illustration and not in limitation of the foregoing, if the Investor purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover an Open Market Purchase with respect to shares of Common Stock it sold for net proceeds of $10,000, the Open Market Purchase Adjustment Amount which we will be required to pay to the Investor will be $1,000.

In connection with the Agreement, we entered into a Registration Rights Agreement with Dutchess (“Registration Agreement”). Pursuant to the Registration Agreement, we are obligated to file a registration statement with the Securities and Exchange Commission covering the shares of common stock underlying the Agreement within thirty (30) days after the May 29, 2007 execution of the Original Agreement.

We agreed to pay the Investor $15,000 in cash for preparation of the Agreement and the Registration Agreement.

In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within ninety (90) days after the closing date. The Agreement does not impose any penalties on us for failure to meet either the 30 day or 90 day obligations, however, we shall endeavor to meet both such deadlines.

PLAN OF DISTRIBUTION

The selling securityholders and any of their respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling securityholder may use any one or more of the following methods when selling shares:

    •  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
    •  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction
    •  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
    •  an exchange distribution in accordance with the rules of the applicable exchange;
    •  privately negotiated transactions;
    •  broker-dealers may agree with the selling securityholder to sell a specified number of such shares at a stipulated price per share;
    •  through the writing of options on the shares;
    •  a combination of any such methods of sale; and
    •  any other method permitted pursuant to applicable law.

The selling securityholders or any of their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling securityholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling securityholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling securityholders. The selling securityholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling securityholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

The selling securityholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgee or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act of 1933 amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.

The selling securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

The selling securityholders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

 If the selling securityholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act of 1933.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling securityholders.

LEGAL PROCEEDINGS

We are not presently a party to any litigation, nor to our knowledge and belief is any litigation threatened or contemplated.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors and executive officers of the Company are:

Name	Age	Position/Date

Peter Vaisler	56	Director, President, Chief Executive Officer; as of November 2001 Principal Financial Officer, Principal Accounting Officer; as of February 2005

David Williams	65	Director; as of January 2004

Walter Martin	65	Director; as of January 2004

PETER VAISLER has been the President, CEO and Director of Alliance Recovery Corporation since inception November 2001. On February 11, 2005, he became our principal financial officer and principal accounting officer. Since 1995, Mr. Vaisler and a team of third party engineers and scientists have been working to develop the ARC Unit by integrating existing manufacturing and energy components into a single process system to thermally reduce waste rubber to a fuel oil for use as a feedstock to generate electricity. Using knowledge gleaned from research and development projects by several U.S. and international groups, Mr. Vaisler and his team applied existing chemical manufacturing processes to thermally reduce rubber to fuel oil for energy production. A by-product of the ARC thermal reduction of rubber to fuel oil is a commercial grade of carbon black. Mr. Vaisler and his team also developed and implemented strategies related to site selection, regulatory affairs, permitting and communications with a view to refining the business concept to the point that installation of the ARC Unit could be accomplished in various U.S. jurisdictions. Mr. Vaisler managed the engineering team and coordinated design and fabrication activities addressing technical refinements to the integration of “off-the-shelf” system components that will be purchased by Alliance for the first installation.

From 1979 to 1985, Mr. Vaisler was a senior executive for Topaz Foods Limited based in St. Thomas, Ontario, Canada. He was responsible for project management with a Canadian food manufacturer coordinating the design, installation, and start-up of a new manufacturing process, including conveyance and packaging machinery innovations. As a Project Manager, Mr. Vaisler coordinated the activities of European based engineers & fabricators, and North American contractors in connection with the use of fractional evaporators for manufacture of fruit and berry concentrates.

From 1986 to 1989, Mr. Vaisler worked for Corporate Planning Consultants based in London, Ontario, Canada. He assisted in technology based industries and health care institutions with the commercialization of technological innovations. As part of his responsibilities, Mr. Vaisler initiated technical and business activities pertaining to biomedical waste disposal utilizing “state-of-the-art” incinerators. His interest in the thermal reduction of rubber waste to fuel oil commenced during this period in his career.

In November 1989, Mr. Vaisler joined Conjoint Export Services. As Director of International Trade Development for a Canadian and U.S. initiative, he provided export market management services to primarily technology based manufacturers seeking both export and import market growth. Mr. Vaisler commenced his activities pertaining to the development of the ARC Unit in 1994. Mr. Vaisler obtained a Bachelor of Arts degree from the University of Western Ontario in 1974.

DAVID WILLIAMS has been our director since 2004. Mr. Williams has served as President of his Investment Company, Roxborough Holdings Limited, in Toronto, since 1995.   From 1969 to 1994, he held senior management positions with Beutel Goodman Company, one of Canada's largest institutional money managers.   He also has extensive Board experience, serving as Chairman and Director of Roador Industries Inc. He is a Director of Calvalley Petroleum Inc.,  Atlantis Systems International,  SQI Diagnostics Inc.,  Rockies Financial Corporation, Resin Systems Inc., and Western Copper Holdings. Mr. Williams holds a Bachelors degree  in Business from Bishop's University, Lennoxville, Quebec, and an MBA from Queen's University, Kingston, Ontario. Mr. Williams is a Director of Bishop's University Foundation, and is involved with a number of community related projects.
Mr. Williams currently continues to manage Roxborough Holdings Ltd., a family owned private equity holding company which is an equity investor in a variety of private and public companies.

WALTER MARTIN has been our director since 2004. Walter Martin brings more than two decades of corporate finance experience to the Company. Mr. Martin began his career with Versatile Investments before moving to Brightside Financial Corporation. In 1983 as one of three founders of Brightside Financial Mr. Martin helped built the Company to hold over 160 sales advisors administering over $1 Billion when it was sold to Assante Corporation. Mr. Martin continued to work for Assante Corporation after its buyout by Brightside until its full integration. From 1996 to the present, Mr. Martin has worked for Assante Corp., a financial planning firm based in Canada. He was a Vice President from 1996-2002, and a consultant from 2002 to the present. Mr. Martin currently sits as a member on the board of three companies in the software and mutual fund industries, as well as a charitable company serving refugees.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. We have not compensated our Directors for service on our Board of Directors, any committee thereof, or reimbursed for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors. Officers are appointed annually by our Board of Directors and each Executive Officer serves at the discretion of our Board of Directors. We do not have any standing committees. Our Board of Directors may in the future determine to pay Directors’ fees and reimburse Directors for expenses related to their activities.

None of our Officers and/or Directors have filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five (5) years.

Audit Committee

We do not have a standing audit committee of the Board of Directors. Management has determined not to establish an audit committee at present because of our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Item 401(e) of Regulation S-B is beyond its limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in our financial statements at this stage of our development.

Certain Legal Proceedings

No director, nominee for director, or executive officer has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity during the past five years.

Compliance With Section 16(A) Of The Exchange Act.

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and are required to furnish copies to the Company. During 2006, Form 3’s were filed by each officer, director and 10% or greater shareholder. To the best of the Company’s knowledge, no other reports are required to be filed. However, the Form 3 filings undertaken in 2006 do not agree with the Company’s transfer agent records. The Company is looking into its discrepancy and will make the appropriate filings upon determining what the discrepancy is.

Code Of Ethics

The company has adopted a Code of Ethics applicable to its Chief Executive Officer and Principal Financial Officer. The Code of Ethics was filed with our Form 10-KSB for the year ending December 31, 2005 as Exhibit 14 (SEC File No. 333-121659).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of July 27, 2007 for:

•	each of our executive officers and directors;
•	all of our executive officers and directors as a group; and
•	any other beneficial owner of more than 5% of our outstanding Common Stock.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include ordinary shares issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class (2)
Common Stock	Emerald City Corporation SA (3) PO Box 585-1260 Plaza Colonial San Jose, Costa Rica	7,750,000	40.29%

Common Stock	Duffy Herman & Tricia Morris 1001 Kupulau Drive Kihei, HI 96753	1,450,000	7.54%

Common Stock	Suzy Jafine (In Trust) (4) 80 West Drive Brampton, Ontario, Canada L6T 3T6	1,450,000	7.54%

Common Stock	Walter Martin (5) 20 Sandpiper Ct. Elmira, Ontario, Canada N3B 3C5	306,667	1.59%

Common Stock	David Williams (6) Roxborough Holdings Limited 45 St. Claire Avenue West Suite 202 Toronto, Ontario, Canada M4V 1K9	2,712,080	14.10%

Common Stock	Saul Brothers Partnership (7) 10850 Hickory Lane Highlands Ranch, CO 80126	1,450,000	7.54%

Officers and Directors As a Group (3 persons)		10,768,747	55.98%

(1)
All of the persons are believed to have sole voting and investment power over the shares of common stock listed or share voting and investment power with his or her spouse, except as otherwise provided. The amounts listed in this column represent the total amount of (i) shares currently held by each shareholder; and, (ii) shares issuable pursuant to the exercise of options held by such shareholder.

(2)	For purposes of this table only, this percentage is based on 19,233,825 shares outstanding as of July 27, 2007.

(3)
Mr. Vaisler owns his shares through Emerald City Corporation, S.A., a corporation domiciled in Costa Rica. Mr. Vaisler does not own any rights to options, warrants, rights, conversion privileges or any other similar obligations.

(4)	The shares held by Suzy Jafine are not in a voting trust. Ms. Jafine does not own any rights to options, warrants, rights, conversion privileges or any other similar obligations.

(5)
Mr. Martin owns (i) 306,667 shares of our common stock; (ii) warrants to purchase an additional 240,000 shares of our common stock exercisable at $1.00 per share; and, (iii) warrants to purchase 25,000 shares of our common stock exercisable at $1.50 per share.

(6)
Mr. Williams owns his shares through Roxborough Holdings Limited, a corporation domiciled in Ontario, Canada. Roxborough Holdings Limited owns 2,712,080 shares of our common stock and warrants to purchase an additional 112,080 shares of our common stock at an exercise price of $1.00 per share. In addition, Mr. Williams owns warrants to purchase 100,000 shares of our common stock at $1.50 per share.

(7)
Saul Brothers Partnership is beneficially owned equally by Ron Saul, Richard Saul, Lawrence Saul and David Saul. Saul Brothers Partnership does not own any rights to options, warrants, rights, conversion privileges or any other similar obligations.

ITEM 12. DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.01 per share and no shares of preferred stock.

Common Stock

As of July 27, 2007 19,233,825 shares of common stock are issued and outstanding and held by approximately 100 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock are entitled to one vote for each share of common stock owned of record on all matters to be voted on by stockholders, including the election of directors. The holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors, in its discretion, from funds legally available. The common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption provisions. All outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

As of July 27, 2007, we have no preferred stock authorized.

Dividends

We have never declared or paid any cash dividends on shares of our capital stock. We currently intend to retain earnings, if any, to fund the development and growth of our business and do not anticipate paying cash dividends in the foreseeable future.

Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs and growth plans.

Warrants

As of July 27, 2007, we have 1,899,896 warrants outstanding.  Each warrant entitles the warrant holder to one share of our common stock. The exercise price for the warrants is $1.00 per share. We will receive proceeds from the exercise of the warrants.

Options

As of July 27, 2007, we have not granted any stock options.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A. an independent registered public accounting firm, to the extent and for the periods set forth in their report (which describes an uncertainty as to going concern) appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Delaware Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is , therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION WITHIN LAST FIVE YEARS

Alliance Recovery Corporation is a Delaware corporation originally organized as American Resource Recovery Group Ltd. in 2001. On April 18, 2002, we filed a certificate of amendment changing our name to Alliance Recovery Corporation. Our operations are located in Monroe, Michigan.

DESCRIPTION OF BUSINESS

On November 6, 2001, we were incorporated in the State of Delaware under the name American Resource Recovery Group Ltd. On April 18, 2002, we filed a certificate of amendment changing our name to Alliance Recovery Corporation. On April 22, 2002, we filed another certificate of amendment to increase our authorized shares to 10,000,000, par value $.01. Finally, on July 7, 2004, we filed a certificate of amendment increasing our authorized shares to 100,000,000.

We intend to implement suitable resource recovery technologies and strategies (the “ARC Process”) to convert industrial and other waste materials into electrical energy for sale to specific industrial entities or into local power grids, and to produce for re-sale by products including carbon black, steel, and steam and/or hot water. We will be able to undertake this after we raise $20,000,000 and construct our first facility. We are currently seeking financing and therefore upon the raising of $20,000,000 we will take 18 months to construct the facility.

We believe that management and our third party consulting engineers have identified a one-step manufacturing process based upon the utilization of existing manufacturing processes to efficiently convert rubber wastes of all kinds including scrap tires into fuel oil, for electrical power generation, with minimal if any negative impact to the environment. We believe this system may be patentably distinct. However, the system components are available commonly from fabricators and suppliers. The results of our development efforts are now commercially available.

Investigations of several existing thermal manufacturing and processing technologies have contributed to the use of existing manufacturing and chemical processes as the basis of the ARC Unit for the production of oils and gases and other commercial products including carbon black.

United States Environment Protection Agency studies conducted during 1999-2000 have confirmed that the fuel oil derived from rubber waste was as good a feedstock for commercial carbon black production as Exxon oil (Chemical Economic Handbook).

The first ARC facility, when funded, will be operated as our subsidiary and will take approximately 18 months to construct. Upon construction and installation of processing equipment, the facility will annually utilize up to 100,000,000 pounds of waste rubber as the feedstock to produce oils and gases for the production processes and to generate electricity. In terms of passenger tires, this represents the annual reduction of approximately 4.6 million scrap tires.

In 2001, 292 million scrap tires were generated in the United States (the source of this Information is Chaz Miller of Environmental Industry Associations as reported by Wasteage.com on June 1, 2003). Of the 292 million scrap tires, cars contribute two-thirds of scrap tires, the remainder comes from trucks, heavy equipment, aircraft, off-road and scrapped vehicles.

The aforementioned number of scrap tires generated is equivalent to approximately 1 scrap tire for every person living in the U.S. today. In Michigan, Ohio, New York, Pennsylvania, and the province of Ontario, the population is well over 50 million, and all these major states are connected to Lake Erie. We have identified suitable sites with port locations in the Great Lakes region to allow for the utilization of tug and barge transportation which continues to be the most inexpensive form of transportation for large volumes of freight.

We anticipate that the first facility will produce fuel oil to be used for the production of electrical energy. The oil generated from the thermal decomposition of rubber analyzed by various testing facilities is equivalent to a fuel oil comprised of 69% kerosene and 26% diesel fuel. Continued commercial use of both diesel and kerosene is indicative of the overall fuel quality.

Similarly, a commercial grade 700 series carbon black is generated as by-product of the rubber to oil conversion process. This process also captures the steel from the rubber for sale as scrap. We believe that there are international and domestic markets for these products. According to industry sources, global consumption of carbon black is approximately 17 billion pounds annually. Carbon black is an industrial product generated through an energy-intensive process and utilized among and in the manufacture of rubber, plastics, inks, paints, dyes, lacquers, fibers, ceramics, enamels, paper, coatings, leather finishes, dry-cell batteries, electrodes and carbon brushes, and electrical conductors.

Conventional carbon black manufacturers need both: a manufacturing feedstock oil for conversion to carbon black, and natural gas or methane to fuel the production process. The ARC process also saves global resources by recovering the hydrocarbon available from the polymeric constituents of the waste rubber, converting them to feedstock oil and gases. By maintaining carbon black manufacturing temperatures and process conditions in the ARC Unit furnace, as the rubber waste is converted to fuel oil, a 700 series carbon black is generated as a by-product of the thermal process and is subsequently conveyed, stored and/or packaged with conventional carbon black manufacturing equipment. The utilization of existing process technology and chemical reactions with established manufacturing protocols ensures that ARC management and their contract operators can leverage specific operations history into positive performance results.

An ARC installation also provides large urban regions with a point of final disposition for scrap tire and rubber waste without any pollution to the environment and/or public health risks. Disposal operators will be encouraged to deliver their rubber waste in the baled ecoblocks which is a much more cost effective method of transportation as a direct result of the volume reduction occurring in the baling process. The baling process ARC will utilize to produce ecoblocks for safe storage and handling, ensures that water cannot collect and create conditions suitable for mosquito incubation, a matter that continues to be a public health concern throughout the United States. Additionally, ecoblock storage from a fire perspective is considered a much safer alternative than simple dumping of rubber waste as there is negligible fire hazard associated with ecoblock storage. Fire Department testings suggest that the bales are difficult to ignite and once ignited, are easily extinguished.

The ARC Process is not classified as a federally regulated source of emissions, because the environmental emissions are below maximum EPA standards, thus, only state administrative approval is required for our plant installations. It is intended that ARC installations will be located near large urban communities which generate vast amounts of rubber waste. This will allow us to establish a network of facilities in communities where rubber waste is generated.

Generally, communities view tires as a public health issue as the tire collects water in the hollow donut shape and becomes an ideal breeding ground for mosquitoes. The most common practice is hauling the rubber waste hundreds of miles for shredding to turn it into tire derived fuel (TDF), and subsequently transporting the TDF to combustion markets. As a result of positioning the ARC facility in the communities where the waste is generated, the environmental impact associated with trucking the waste rubber, as well as highway wear and tear are minimized. The transportation of the waste also consumes diesel fuel, a non-renewable resource.

A community based ARC facility is a cost effective and environmentally friendly alternative to current disposal options. Furthermore, EPA and State initiatives to encourage States to take responsibility for the waste they generate has once again commanded public attention as a result of, for example, Toronto (Canada) garbage being trucked to Michigan.

Large urban centers usually require enormous amounts of electrical energy, and via our ARC Centers, we will be able to provide another source for electrical energy. Community-based ARC installations will be positioned to address the growing need for reliable energy sources with the added benefit of providing a final point of disposition for rubber waste.

The total improvement and equipment cost for installation and start-up for first installation is estimated to be $18,000,000, with the overall capital budget of $20,000,000.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

Forward Looking Statements

This registration statement of Form SB-2 contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Federal securities laws, and is subject to the safe-harbor created by such Act and laws. Forward-looking statements may include our statements regarding our goals, beliefs, strategies, objectives, plans, including product and service developments, current dependence on our contract with Well to Wire Energy, Inc., future financial conditions, results or projections or current expectations. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. The business and operations of Alliance Recovery Corporation are subject to substantial risks, which increase the uncertainty inherent in the forward-looking statements contained in this report. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Further information on potential factors that could affect our business is described in our various periodic reports filed with the SEC. Readers are also urged to carefully review and consider the various disclosures we have made in this and such previously filed reports.

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus. The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward- looking statements.

Overview

We are a developmental stage company that is in the process of implementing our business plan to develop a showcase waste to energy facility at a site to be determined. The first showcase installation will be the cornerstone for both United States and European expansion. It will thermally convert rubber waste to oil and subsequently use the oil as fuel for large reciprocating engines driving alternators making electricity. In addition to the sale of electricity, several additional valuable bi-products produced in the thermal conversion process will also be sold into either domestic or international markets.

Our business plan is focused on providing large urban centers with community based processing facilities to address the needs of rubber waste disposal where the waste is generated. This rubber waste is largely scrap tires. Similarly, large urban centers also have an increasing requirement for electrical energy for both domestic and industrial use. Our processing facilities can be located, constructed and operated to meet the specific needs of the community in an environmentally friendly manner.

We believe that the effective implementation of our business plan will result in our position as a provider of community based waste to energy installations dealing with rubber waste at source while providing reliable electrical energy to meet base load and/or on peak energy demands.

The successful implementation of the business plan will also be dependent on our ability to meet the challenges of developing a management team capable of not only the construction and operation of the first installation but also marketing management and the implementation of specific marketing strategies.

These strategies will include the utilization of specific existing distributors currently in the business of marketing carbon black. As well, we will be going to regional disposal operators and collectors to offer our services as a point of final disposition for their collection and disposal requirements.

Additionally, it will be necessary to educate targeted jurisdictions about the environmental and commercial benefits of an Alliance installation in their community.

During the fiscal quarter March 31, 2007, no revenues were generated and we do not anticipate revenues until such time as the first facility has been constructed and commercially operated. The construction of the first showcase facility will require $20 million. However, currently there are no commitments for capital and furthermore, the successful implementation of all aspects of the business plan is subject to our ability to complete the $20 million capitalization. It is expected the required funds will be raised as a result of private offerings of securities or debt, or other sources.

Should the required funding not be forthcoming from the aforementioned sources, public offerings of equity, or securities convertible into equity may be necessary. In any event, our investors should assume that any additional funding will cause substantial dilution to current stockholders. In addition, we may not be able to raise additional funds on favorable terms, if at all.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern. The notes to our financial statements include an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Among the reasons cited in the notes as raising substantial doubt as to our ability to continue as a going concern are the following: we are a development stage company with no operations, a stockholders’ deficiency of $1,742,570 and cash used in operations from inception through March 31, 2007 of $1,578,419. As of March 31, 2007, we had a working capital deficiency of $661,934.

During the fiscal year ended December 31, 2006, no revenues were generated. Moreover, as of December 31, 2006 our independent auditor expressed substantial doubt about our ability to continue as a going concern. The notes to our financial statements include an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Among the reasons cited in the notes as raising substantial doubt as to our ability to continue as a going concern are the following: we are a development stage company with no operations, a stockholders’ deficiency of $1,642,995 and cash used in operations from inception through December 31, 2006 of $1,508,384. As of December 31, 2006, we had a working capital deficiency of $562,917.

Our ability to continue as a going concern is dependent on our ability to further implement our business plan, raise additional capital and generate revenues. These conditions raise substantial doubt about our ability to continue as a going concern.

Plan of Operations

Management has developed forged relations with several corporate finance entities that have expressed an interest in participating in our overall expansion in the United States and Europe. In most cases, as a condition precedent to their participation, we must be publicly traded or quoted on a recognized stock exchange such as the OTC Bulletin Board. This occurred on January 26, 2007.

The efforts of our management team and our consultants and advisors will be to complete appropriate financing arrangements. The completion of the $20,000,000 financing will be our exclusive effort prior to the construction and development of the first installation.

Upon completion of the $20,000,000 capitalization, our next priority will be the construction of the first installation. For this construction, it will be necessary for management to initially focus on two specific activities. First, project management consultants will be engaged to assist us in all matters associated with identifying and preparing the site. This activity includes regulatory approvals as well as final design and layout based upon commercial equipment available for procurement and/or fabrication

In the event we are not able to raise $20,000,000 to complete construction of our first showcase facility, we will be forced to seek additional financing in order to maintain operations over the next 12 months.

In addition, we will continue to develop our industry contacts, develop our business plan, refine our technology, search for suitable sites, and devote efforts to secure the capital required to implement our business plan.

Second, our management and consulting engineers will commence activities to enlarge our management team by adding key employees as well as consultants that will be responsible for specific tasks & operations associated with the first installation.

During the permitting period, estimated by management and their consulting engineers, to be 90 to 120 days, our engineering and fabrication team will finalize design and layouts for the first site as well as prepare and circulate site building bid documents. Similarly, turnkey contracts will be negotiated for specific pieces of the thermal processing equipment utilized in the rubber to oil conversion process. The supply and operation of the electrical generation equipment will also be contracted out during this period of the development. We have already identified and pre-qualified several suppliers of the type of electrical generation equipment. However, as a result of the preliminary stage of these discussions, we are unable to provide greater detail as to the exact nature of the relationship or participation of these suppliers.

Also at this time, some preliminary site work will be completed to facilitate the installation of the design/build structures required. The site will also be prepared to accept the modularized electrical generation equipment that will be installed on the site subsequent to the installation and start-up of the thermal conversion process. The contracted operator of the electrical generation equipment will also be responsible for the sale of electricity. During initial discussions with these supplier/operators, an interest has been expressed in participating in our overall business. Some discussions pertaining to the exchange of our shares for all, or part, of the value of the turnkey have transpired. However, it is unlikely that meaningful discussions will commence until such time as our capitalization set forth above has been completed. Even if the capitalization has been completed, there can be no certainty that the contract operators will participate in the first installation other than on a fee for services basis. In any event, until such time as the $20 Million capitalization has been completed, specific details pertaining to the participation of supplier/operators will not be available and we are unable to provide the details of any possible forthcoming agreements.

Management and their consulting engineers believe that, the overall fabrication and installation timeframe is approximately 18 months from execution of contracts. As all the components utilized in our installation are currently in use in manufacturing operations in the United States and around the world, lead times for delivery and installation are generally short.

Several components are stock items and available for almost immediate delivery. However, the engineering firm responsible for the overall project management of the first installation will monitor all fabricator/suppliers to ensure that the various components and required ancillary equipment and structures have been readied onsite for installation. Additionally, engineering verification will be required for all progress draws prior to our making payments to the various supplier/fabricators. As is customary with the supply of this type of equipment, established payment holdbacks upon completion of installation and start-up will be released only upon engineering verification of performance. Additionally, it may be necessary for selected fabricator/suppliers to provide delivery and performance bonds specific to their components.

The entire project could be delayed as a direct result of several factors. Should we not be able to a lease or purchase a suitable property within a timely manner, the project could be delayed indefinitely until such time as an appropriate site is secured. Although we have located several suitable sites that could be appropriately permitted, unforeseen regulatory changes could make it difficult to obtain the required permits causing further delays thereby causing us to take additional time to identify other suitable sites. Should there be delays in the delivery of thermal processing or electrical generation equipment as a result of material shortages, labor problems, transportation difficulties etc., our commercial operation would be delayed thereby not allowing us to generate revenues as anticipated. Should the delay be lengthy, management could be required to seek additional financing or seek other remedies in law pertaining to delivery and performance failures of the fabricator suppliers. Regulatory changes causing delays in the construction, processing equipment installation and start-up of the showcase facility will lengthen the period of time for us to start to generate revenues from operations. We will only be in the position to commence a US expansion of processing facilities upon the successful completion, start-up and operation of the showcase facility.

The supplier/fabricators will also be responsible for the training of key employees and/or contractors and will work with the engineering project managers to include established operating protocols in the systems operations manual. In conjunction with this effort, during the start-up of the first installation, fabricator/suppliers and the project management will establish operating set points incorporating them into the system software thereby ensuring continued reliable system performance and measurable quality standards.

It is management’s and their consulting engineers opinion that overall, the entire installation through construction completion, training, start-up and commercial acceptance based upon engineering performance verification is approximately 18 months. The overall development schedule could be delayed as a result of unforeseen regulatory delays, labor disputes and seasonal delays due to weather conditions.

Pursuant to preliminary discussions with corporate finance professionals, items #16 through #18 set forth below are anticipated fees and expenses pertaining to the $20,000,000 financing that we will be seeking. The following schedule outlines the categories associated with the financing, completion, start-up and commercial operation of the first installation. It is expected that many of the following development categories outlined in the following schedule will be completed concurrently.

1) Consulting Fees & Out-of -Pocket Reimbursement	$480,000
2) Site Lease Matters & Development Fees	$260,000
3) Site Engineering, Regulatory & Compliance	$211,500
4) Site Work	$1,125,600
5) Buildings	$798,500
6) Rubber to Oil Thermal Conversion Process Equipment	$7,736,500
7) Warehouse & Conveyance Equipment Leases/Purchases	$74,083
8) Government Relations	$41,000
9) Administrative Construction Expenses	$153,000
10)Legal, Accounting, Travel & Misc. Fees & Expenses	$322,000
11)Media, Promotion & Government Relations	$313,000
13)Salaries, Wages & Fees	$846,434
14)Consulting Engineers	$33,000
15)Turn-key Energy System & Installation	$5,000,000
16)Financing Fees	$2,000,000
17)Financing Legal & Accounting	$300,000
18)Administrative Contingency	$305,383
Total	$20,000,000

During the construction and installation of the first facility, our future Vice President of Marketing with assistance from our future Vice President of Technology will commence a specific and targeted marketing campaign directed at the current rubber waste disposal infrastructure, regulatory agencies, retail associations and the public. Promotional activities will include media, public awareness, trade journals, seminars and meetings and discussions with waste hauler and disposal companies. These activities will also include meetings and discussions with state regulatory and enforcement officials.

Based upon discussions with state regulators, it is our belief that all communities in the United States and Canada are being encouraged by state, provincial and federal authorities to be more environmentally responsible. An example of amplified environmental concern occurring in 2004 was the State of Michigan’s position pertaining to the continued dumping of waste from out-of-state communities that included Toronto, Ontario, Canada. State regulations were implemented in an attempt to curtail the amount and sources of waste being disposed at Michigan dump sites. It is our belief, that since the early 1990s the federal EPA has been concerned with the interstate transportation of waste. The federal position seems to be that communities that generate should be responsible for the ultimate disposition of the waste within their municipality. An attempt to limit interstate transportation of waste was contained in the Interstate Modal Transportation Act which was never approved as originally proposed.

Community based environmental initiatives are being encouraged. Dealing with waste at the source is considered much more environmentally friendly than trucking the waste hundreds of miles away. The first installation is perceived as a convenient and environmentally friendly solution to rubber waste. The targeted marketing campaign will exploit the current thinking pertaining to community based waste reduction and processing and waste to energy initiatives.

However, there may be difficulties associated with encouraging the existing disposal and transportation infrastructure to utilize the Alliance installation as an alternative to their current method of disposal. Historic relationships between the existing infrastructure serving retailers and dumps or processors often hundreds of miles away and the financial commitment to the trucking the waste may be difficult to overcome. However, management’s discussion with several haulers has been encouraging as a cost effective alternative to the existing transportation of waste to often out-of-state locations is a welcomed alternative.

A targeted marketing campaign pertaining to the sale of carbon black and scrap steel will also commence prior to completion of construction. However, we may not be positioned to enter into carbon black supply contracts until such time as samples are made available from the operation of the showcase facility. It is likely that these samples would be made available as a result of operation the processing equipment during the performance testing phase of the installation and immediately prior to commercial certification. The commercial certification will occur after the equipment has operated for a period of approximately 90 days and all contract performance specifications have been achieved. There may be delays associated with the correction of deficiencies in order that the processing equipment meet certain performance standards prior to commercial certification. However, the Company has included the 90 day start-up phase within the overall timeline to allow for the correction of deficiencies by fabricator suppliers. Although the vast majority of the rubber to oil system is based upon off-the-shelf components, if further delays occur as a result of fabricator suppliers correction of deficiencies, we could be delayed in our ability to generate revenue.

Although, we have identified several experts currently responsible for the sale of carbon products currently with other companies and they have expressed an interest in the position of VP Marketing, there is no guarantee that their previous experience will allow them to successfully initiate a campaign that will lead to the sale of our carbon black. However, the successful operation of the thermal system will generate commercial grades of carbon black that could be utilized by rubber formulation companies for specific products. Additionally, our carbon black could be blended with other sources of carbon black thereby allowing rubber formulators to meet customers requirements for recycled content. We believe our carbon black will be advantageous to other forms of recycled content as it will be is a virgin product made from oil that is a waste rubber derivative.

Furthermore, the heat recovery system utilized through the entire system will be ready to deliver hot water and/or steam to a greenhouse operator. Although we have yet to complete an agreement with a hydroponics greenhouse operator, preliminary discussions with several current operators would indicate that the availability of a reliable discounted heat source for the production of hot water, could be a cost effective alternative to their current consumption of non-renewable resources to fuel boilers to generate the required hot water.

The ARC installation is designed to operate continuously. As a result, the installation has the ability to produce heat constantly to service the hot water requirements of a hydroponics operator or other commercial uses. The heat produced can be considered a bi-product from the operation of the thermal conversion and electrical generation equipment. Rather than utilizing the heat source for any particular use, we could use a commercial cooling tower to cool the thermal processing equipment and could decide not to operate the heat recovery system components associated with the reciprocating engines responsible for the generation of electricity. However, management believes that utilizing the bi-product heat capacity in an environmentally friendly way is a common sense alternative to exhausting heat into the atmosphere. It is the belief of management, our consulting engineers and the several of the hydroponics operators that have discussed our ability to generate heat, that a15 to 20 acre hydroponics greenhouse could be heated from the heat recovered from the thermal process heat recovery boiler in combination with the heat available from standard heat recovery mechanisms that are part of the reciprocating engines driving the alternators making electricity.

The type of relationship discussed is based upon the notion that the hydroponics greenhouse operator would lease a site immediately adjacent to the showcase facility. Based upon our final equipment selection, pertaining to both the thermal conversion of rubber to oil and the generation of electricity, we will be positioned to provide details as to the amount of steam and/or hot water that be generated for conveyance to the greenhouse via an insulated pipeline. A heat exchanger will transfer the heat from the ARC steam and/or hot water to the hot water in the hydroponics operator’s underground reservoir.

The ARC cooled condensate and/or water will be returned to the ARC via the aforementioned pipeline heated again and once again returned to the greenhouse in a closed loop system.

Several methods of compensation for ARC heat sources have been discussed. These include a percentage of the hydroponics greenhouse gross or not sales and discounted avoided cost which is the operators cost of natural gas or fuel oil less a negotiated discount. We will not be positioned to enter into specific negotiations until such time as the $20,000,000 financing has been completed.

Going Concern Consideration

As reflected in the accompanying financial statements, we are in the development stage with no operations, a stockholders’ deficiency of $1,742,570, a working capital deficiency of $661,934 and used cash in operations from inception of $1,578,419. This raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

We believe that actions presently being taken to obtain additional funding and implement our strategic plans provide the opportunity for us to continue as a going concern.

Liquidity and Capital Resources

Our balance sheet as of March 31, 2007 reflects assets of $16,689 consisting of cash of $12,002, prepaid expenses of $500 and property and equipment of $4,187 and total current liabilities of $674,436 consisting of accounts payable and accrued expenses of $59,528, an amount of $390,697 due to a related party, a note payable of $25,000 with a net discount of $789, and a note payable due to a related party of $200,000.

Cash and cash equivalents from inception to date have been sufficient to cover expenses involved in starting our business. We will require additional funds to continue to implement and expand our business plan during the next twelve months.

Our audited balance sheet as of December 31, 2006 reflects assets of $36,782 consisting of cash of $32,037 and property and equipment of $4,745 and total liabilities of $594,954 consisting of accounts payable and accrued expenses of $59,262, an amount of $361,851 due to a related party, a note payable of $150,000, and a note payable due to a related party of $23,841.

Cash and cash equivalents from inception to date have been sufficient to cover expenses involved in starting our business. We will require additional funds to continue to implement and expand our business plan during the next twelve months.

Going Concern Consideration for the year ended December 31, 2006

As reflected in the accompanying financial statements for the period ended December 31, 2006, we are in the development stage with no operations, a stockholders’ deficiency of $1,642,995, a working capital deficiency of $562,917 and used cash in operations from inception of $1,508,384. This raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan.

The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

We believe that actions presently being taken to obtain additional funding and implement our strategic plans provide the opportunity for us to continue as a going concern.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use if estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 1 of our financial statements for the quarter ended March 31, 2007. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement did not have a material effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement did not have a material effect on the Company's future reported financial position or results of operations.

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,  an interpretation of FASB Statements No. 109”. FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition.

FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement did not have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement did not have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for period ending after November 15, 2006. The adoption of this statement did not have a material effect on the Company's financial statements.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

DESCRIPTION OF PROPERTY

We do not own or lease any property. Our Chief Executive Officer, Mr. Vaisler uses various offices including his home office, directors’ offices, and the offices of legal counsel at no cost to us.

There are no limitations pertaining to the use of Mr. Vaisler’s home office. However, subsequent to the financing for the first facility, an office construction trailer will be moved to the selected site and the corporate office functions will be based there until such time as the showcase installation offices are complete. Upon completion of the showcase facility’s offices, the corporate offices will be moved into the office area until such time as the facility is fully operational.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have a consulting agreement with Peter Vaisler. The Consulting Agreement, as amended, calls for Mr. Vaisler to provide technology that he has developed for us, along with the use of his know-how and industry contacts to facilitate the realization of our business objectives. The Consulting Agreement, as amended, commenced on December 1, 2001 and will expire upon the date on which we raise all, or substantially all, of the project financing pertaining to the construction of our first facility. To date, this has not occurred. At such time, the Employment Agreement, as set forth below, will commence.

We have a five-year employment agreement with Peter Vaisler to act as our President and Chief Executive Officer on a full-time basis. The agreement was originally to commence on the date on which our SB-2 Registration Statement was declared effective by the SEC. However, the Employment Agreement was amended to commence upon on the date on which we raise all, or substantially all, of the project financing pertaining to the construction of our first facility. The Employment Agreement will expire five years from such date. The annual base salary is $250,000 with additional cash compensation as defined in the agreement. He also receives an automobile allowance, and we shall use our best efforts to maintain Director’s and Officer’s liability insurance. We will also provide contributions to any self-directed employee benefit plan. While employed by us, Mr. Vaisler will provide us with certain technology at no cost to us until the end of the employment term.

In the event Mr. Vaisler is no longer employed by us, the technology that he has provided to us may be used by us for a one time fee equal to the current replacement value of such technology determined by an engineer’s opinion acceptable to both parties. We may terminate Mr. Vaisler’s employment agreement for “cause.” Either party may terminate the employment agreement with thirty (30) days prior written notice to the other party.

In February 2006, our director, Walter Martin, loaned us $100,000.  The loan is interest free for the first nine months and six percent interest for the last three months.  The unsecured loan was recently amended and is due June 28, 2008.

Mr. Martin also loaned us $50,000 on January 30, 2007 and another $50,000 on May 17, 2007.  The promissory note executed on January 30, 2007 in conjunction with the loan matures on January 30, 2009 and bears interest at a rate of ten percent (10%) per annum on the principal balance until the promissory note is paid in full.  The convertible promissory note executed in conjunction with the loan on May 17, 2007 matures on May 17, 2009 and bears interest at a rate of eight percent (8%) per annum on the principal balance until the convertible promissory note is paid in full.   As additional consideration for the value received, we issued Mr. Martin 25,000 warrants, with each warrant entitling Mr. Martin to one share of our common stock. The exercise price is $1.00 per share and the expiration date is May 17, 2009.

Mr. Martin’s wife, Florence, loaned us $40,000 on June 29, 2007.  The convertible promissory note executed in conjunction with the loan matures on July 3, 2009 and bears interest at a rate of eight percent (8%) per annum on the principal balance until the convertible promissory note is paid in full.   As additional consideration for value received, we issued Ms. Martin 20,000 warrants, with each warrant entitling Ms. Martin to one share of our common stock. The exercise price is $1.00 per share and the expiration date is June 29, 2009.

Jonathan Brubacher loaned us $100,001 on July 5, 2007.  The convertible promissory note executed in conjunction with the loan matures on July 5, 2009 and bear interest at a rate of eight percent (8%) per annum on the principal balance until the convertible promissory note is paid in full.   As additional consideration for value received, we issued Mr. Brubacher 100,001, with each warrant entitling Mr. Brubacher to one share of our common stock. The exercise price is $1.00 per share and the expiration date is July 5, 2009.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There was no established public trading market for our Common Stock during the years ending December 31, 2006 and 2005. Our Common Stock began trading on the Over the Counter Bulletin Board (“OTC Bulletin Board”), ticker symbol ARVY, on February 14, 2007. The closing price of the common stock on July 27, 2007 was $.25 per share.

The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market, and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

Holders of Our Common Stock

As of the date of this registration statement, we have approximately 100 shareholders of record.

TRANSFER AGENT

The transfer agent and registrar for our Common Stock is Florida Atlantic Stock Transfer.

SHARES ELIGIBLE FOR RESALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our “affiliates,” as that term is defined under the Securities Act of 1933, may generally only be sold in compliance with Rule 144 under the Securities Act of 1933.

SALE OF RESTRICTED SHARES. Certain shares of our outstanding common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act of 1933 and have not been registered for resale. Additional shares may be issued pursuant to outstanding options and warrants we are obligated to issue in connection with our private placement offering of our Preferred Stock and Warrants.

In general, under Rule 144 as currently in effect, a shareholder, including one of our affiliates, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or our affiliate. The number of shares of common stock which may be sold within any three-month period is limited to the greater of: (i) one percent of our then outstanding common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not our affiliate, who has not been our affiliate for 90 days prior to the sale, and who has beneficially owned shares acquired from us or our affiliate for over two years may resell the shares of common stock without compliance with many of the foregoing requirements under Rule 144.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to the named executive officer for all services rendered in all capacities to our company, or any of its subsidiaries, for the years ended December 31, 2006, 2005 and 2004:

SUMMARY COMPENSATION TABLE

Annual Compensation
Name/Title	Year	Salary	Bonus	Other Annual Compensation	Restricted Option Stocks/Payouts Awarded
Peter Vaisler Director, CEO	2006	$250,000 *	0	10,236	0
	2005	$250,000 *	0	0	0
	2004	$250,000 *	0	0	0

* Represents non-salary compensation pursuant to Mr. Vaisler’s consulting agreement with us. Please note that Mr. Vaisler has accrued, but deferred such compensation and as noted below, his actual employment agreement will not become effective until the date on which we raise all, or substantially all, of the project financing pertaining to the construction of our first facility. Please also note that the other annual compensation represents a car allowance provided to Mr. Vaisler in accordance with his consulting agreement with us.

Consulting Agreement

We have a consulting agreement, as amended, with Peter Vaisler, who is also our President and Chief Executive Officer. The consulting agreement, as amended, calls for Mr. Vaisler to provide technology that he has developed for us, along with the use of his know-how and industry contacts to facilitate the realization of our business objectives. Mr. Vaisler will be paid $250,000 annually for his consulting services. The consulting agreement, as amended, commenced on December 1, 2001 and will expire upon the date on which we raise all, or substantially all, of the project financing pertaining to the construction of our first facility. At such time, the Employment Agreement, as set forth below, will commence.

Employment Agreement

We have a five-year employment agreement with Mr. Vaisler to act as our President and Chief Executive Officer on a full-time basis. The agreement was originally to commence on the date on which our SB-2 Registration Statement was declared effective by the SEC. However, the Employment Agreement was amended to commence upon on the date on which we raise all, or substantially all, of the project financing pertaining to the construction of our first facility. The Employment Agreement will expire five years from such date. The annual base salary is $250,000 with additional cash compensation as defined in the agreement. He also receives an automobile allowance, and we shall use our best efforts to maintain Director’s and Officer’s liability insurance. We will also provide contributions to any self-directed employee benefit plan. While employed by us, Mr. Vaisler will provide us with certain technology at no cost to us until the end of the employment term. In the event Mr. Vaisler is no longer employed by us, the technology that he has provided to us may be used by us for a one time fee equal to the current replacement value of such technology determined by an engineer’s opinion acceptable to both parties. We may terminate Mr. Vaisler’s employment agreement for “cause.” Either party may terminate the employment agreement with thirty (30) days prior written notice to the other party.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Room 1580, 100 F Street NE, Washington DC 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

FINANCIAL STATEMENTS

BASIS OF PRESENTATION

The accompanying reviewed financial statements are presented in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-QSB and item 310 under subpart A of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal occurring accruals) considered necessary in order to make the financial statements not misleading, have been included. Operating results for the three months ended March 31, 2007 are not necessarily indicative of results that may be expected for the year ending December 31, 2007. The financial statements are presented on the accrual basis.

ALLIANCE RECOVERY CORPORATION
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	F-1	CONDENSED BALANCE SHEET AS OF MARCH 31, 2007 (UNAUDITED)

PAGE	F-2	CONDENSED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND FOR THE PERIOD FROM NOVEMBER 6, 2001 (INCEPTION) TO MARCH 31, 2007 (UNAUDITED)

PAGES	F-3	CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY FOR PERIOD FROM NOVEMBER 6, 2001 (INCEPTION) TO MARCH 31, 2007 (UNAUDITED)

PAGE	F-4	CONDENSED STATEMENTS OF CASH FLOWS FOR THE THEEE MONTHS ENDED MARCH 31, 2007 AND 2006 AND FOR THE PERIOD FROM NOVEMBER 6, 2001 (INCEPTION) TO MARCH 31, 2007 (UNAUDITED)

PAGES	F-5 - F-16	NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

CONDENSED BALANCE SHEET
(UNAUDITED)

ASSETS

CURRENT ASSETS
Cash	$12,002
Prepaid Expenses	500

TOTAL CURRENT ASSETS	12,502

Property and Equipment, net	4,187

TOTAL ASSETS	$16,689

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$59,528
Due to related party	390,697
Notes payable - net of discount of $789	24,211
Notes payable - related party	200,000

TOTAL CURRENT LIABILITIES	674,436

COMMITMENTS AND CONTINGENCIES	-

Common Stock Subject to Rescission Offer, $.01 par value,
1,986,646 shares issued and outstanding	1,084,823

STOCKHOLDERS’ DEFICIENCY
Common stock, $0.01 par value, 100,000,000 shares authorized, 17,247,179 shares issued and outstanding	172,471
Additional paid in capital	743,348
Subscriptions receivable	(6,600)
Deferred compensation	(142,027)
Accumulated deficit during development stage	(2,509,762)
Total Stockholders’ Deficiency	(1,742,570)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$16,689

See accompanying notes to condensed financial statements.

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended March 31,		For The Period From November 6, 2001 (Inception) to December 31, 2006
	2007	2006
OPERATING EXPENSES
Consulting fees	$14,028	$-	$540,896
Consulting fees - related party	62,500	62,500	1,333,333
Professional fees	21,137	14,542	312,110
General and administrative	8,432	22,136	302,412

TOTAL OPERATING EXPENSES	106,097	99,178	2,488,751

OTHER EXPENSES
Interest Expense	4,151	1,931	21,011

NET LOSS BEFORE PROVISION FOR
INCOME TAXES	(110,248)	(101,109)	(2,509,762)

PROVISION FOR INCOME TAXES	-	-	-

NET LOSS	$(110,248)	$(101,109)	$(2,509,762)
.
Net loss per share - basic and diluted	(0.01)	(0.01)	$(0.15)

Weighted average number of shares outstanding during the period - basic and diluted	16,914,512	16,819,510	16,560,798

See accompanying notes to condensed financial statements.

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY

FOR THE PERIOD FROM NOVEMBER 6, 2001 (INCEPTION)

TO MARCH 31, 2007 (UNAUDITED)

	Common Stock		Additional Paid-In	Subscription	Deferred Stock	Accumulated Deficit During Development
	Shares	Amount	Capital	Receivable	Compensation	Stage	Total

Common stock issued to founders for services ($0.01 per share)	8,410,000	$84,100	$-	$-	$-	$-	$84,100

Common stock issued for cash ($0.0137 per share)	7,687,800	76,878	28,186	(105,064)	-	-	-

Net loss for the period from November 6, 2001 (inception) to December 31, 2001	-	-	-	-	-	(104,933)	(104,933)

Balance, December 31, 2001 (Restated)	16,097,800	160,978	28,186	(105,064)	-	(104,933)	(20,833)

Common stock with warrants issued for services ($0.50 per share)	112,710	1,127	55,228	-	(27,083)	-	29,272

Common stock issued for services ($0.50 per share)	100,000	1,000	49,000	-	(16,667)	-	33,333

Collection of subscriptions receivable	-	-	-	56,290	-	-	56,290

Net loss, 2002	-	-	-	-	-	(482,211)	(482,211)

Balance, December 31, 2002 (Restated)	16,310,510	163,105	132,414	(48,774)	(43,750)	(587,144)	(384,149)

Amortization of deferred compensation	-	-	-	-	43,750	-	43,750

Net loss, 2003	-	-	-	-	-	(417,622)	(417,622)

BALANCE, DECEMBER 31, 2003 (Restated)	16,310,510	163,105	132,414	(48,774)	-	(1,004,766)	(758,021)

Common stock with options issued for services ($0.50 per share)	200,000	2,000	98,000	-	(4,158)	-	95,842

Issuance of warrants for services	-	-	-	-	-	-	-

Net loss, 2004	-	-	-	-	-	(489,255)	(489,255)

BALANCE, DECEMBER 31, 2004 (Restated)	16,510,510	165,105	230,414	(48,774)	(4,158)	(1,494,021)	(1,151,434)

Common stock with options issued for services ($0.50 per share)	300,000	3,000	147,000	(300)	(149,700)	-	-

Amortization of deferred compensation	-	-	-	-	147,621	-	147,621

Collection of subscription receivable	-	-	-	42,774	-	-	42,774

Net loss, 2005	-	-	-	-	-	(545,477)	(545,477)

BALANCE, December 31, 2005	16,810,510	$168,105	$377,414	$(6,300)	$(6,237)	$(2,039,498)	(1,506,516)

Amortization of deferred compensation	-	-	-	-	6,237	-	6,237

Conversion of notes payable to common stock	136,669	1,367	215,933	-	-	-	217,300

Net Loss, 2006	-	-	-	-	-	(360,016)	(360,016)

BALANCE, December 31, 2006	16,947,179	$169,472	$593,347	$(6,300)	$-	$(2,399,514)	$(1,642,995)

Common stock issued for services ($0.51 per share)	300,000	3,000	150,000	(300)	(152,700)	-	-

Amortization of deferred compensation	-	-	-	-	10,673	-	10,673

Net Loss, March 31, 2007	-	-	-	-	-	(110,248)	(110,248)

BALANCE, March 31, 2007	17,247,179	$172,472	$743,347	$(6,600)	$(142,027)	$(2,509,762)	$(1,742,570)

See accompanying notes to condensed financial statements.

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Three Months Ended March 31,		For The Period From November 6, 2001 (Inception) To
	2007	2006	March 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(110,248)	$(101,109)	$(2,509,762)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services	10,673	6,237	450,828
Depreciation expense	558	558	6,979
Amortization	370	1,932	13,011
Changes in operating assets and liabilities:
Prepaid expenses	(500)	-	(500)
Due to related party	28,846	-	390,697
Accounts payable and accrued expenses	266	10,591	70,328
Net Cash Used In Operating Activities	(70,035)	(81,791)	(1,578,419)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-		(11,166)
Net Cash Used In Investing Activities	-	-	(11,166)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt		-	123,700
Proceeds from issuance of debt - related party	50,000	100,000	294,000
Proceeds from issuance of common stock subject to rescission	-	-	1,084,823
Proceeds from issuance of common stock	-	-	99,064
Net Cash Provided By Financing Activities	50,000	100,000	1,601,587

NET INCREASE (DECREASE) IN CASH	(20,035)	18,209	12,002

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	32,037	18,736	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$12,002	$36,945	$12,002

Supplemental disclosure of non cash investing & financing activities:
Cash paid for income taxes	$-	$-	$-
Cash paid for interest expense	$-	$-	$-

See accompanying notes to condensed financial statements.

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TOCONDENSED FINANCIAL STATEMENTS (UNAUDITED)

AS OF MARCH 31, 2007 and 2006

NOTE 1            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management's opinion, however that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

(B)  Organization

Alliance Recovery Corporation (a development stage company) (the “Company”) was incorporated under the laws of the State of Delaware on November 6, 2001. The Company is developing resource recovery technologies and strategies to convert industrial and other waste materials into fuel oil, gases and other valuable commodities.

Activities during the development stage include developing the business plan and raising capital.

(C)  Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(D)  Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. The Company at times has cash in excess of FDIC insurance limits and places its temporary cash investments with high credit quality financial institutions. At March 31, 2007, the Company did not have any balances that exceeded FDIC insurance limits.

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TOCONDENSED FINANCIAL STATEMENTS (UNAUDITED)

AS OF MARCH 31, 2007 and 2006

(E) Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful life of five years.

(F)  Stock-Based Compensation

 Effective January 1, 2006 The Company adopted SFAS No. 123R “Share-Based Payment” (“SFAS 123R”), a revision to SFAS No. 123 “Accounting for Stock-Based Compensation” (“SFAS 123”). Prior to the adoption of SFAS 123R the Company accounted for stock options in accordance with APB Opinion No. 25 “Accounting for Stock Issued to Employees” (the intrinsic value method), and accordingly, recognized no compensation expense for stock option grants.

Under the modified prospective approach, the provisions of SFAS 123R apply to new awards and to awards that were outstanding on January 1, 2006 that are subsequently modified, repurchased pr cancelled. Under the modified prospective approach, compensation cost recognized in the year ended December 31, 2006 includes compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant -date fair value estimated in accordance with the original provisions of SFAS 123, and the compensation costs for all share-based payments granted subsequent to January 31, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R. Prior periods were not restated to reflect the impact of adopting the new standard.

(G)  Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share.” As of March 31, 2007 and 2006, 1,954,896 and 2,881,502; respectively of common share equivalents were anti-dilutive and not used in the calculation of diluted net loss per share.

(H)  Business Segments

The Company operates in one segment and therefore segment information is not presented.

 (I)  Long-Lived Assets

 The Company accounts for long-lived assets under the Statements of Financial Accounting Standards Nos. 142 and 144 “Accounting for Goodwill and Other Intangible Assets” and “Accounting for Impairment or Disposal of Long-Lived Assets” (“SFAS No. 142 and 144”). In accordance with SFAS No. 142 and 144, long-lived assets, goodwill and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, goodwill and intangible assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets.

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TOCONDENSED FINANCIAL STATEMENTS (UNAUDITED)

AS OF MARCH 31, 2007 and 2006

(J)  Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement did not have a material effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement did not have a material effect on the Company's future reported financial position or results of operations.

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,
an interpretation of FASB Statements No. 109”. FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement did not have a material effect on the Company's future reported financial position or results of operations.

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TOCONDENSED FINANCIAL STATEMENTS (UNAUDITED)

AS OF MARCH 31, 2007 and 2006

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement did not have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for period ending after November 15, 2006. The adoption of this statement did not have a material effect on the Company's future reported financial position or results of operations.

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TOCONDENSED FINANCIAL STATEMENTS (UNAUDITED)

AS OF MARCH 31, 2007 and 2006

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

NOTE 2      PROPERTY AND EQUIPMENT

          Property and equipment at March 31, 2007 were as follows:

Computer	$11,166
Less accumulated depreciation	(6,979)

$4,187

During the three months ended March 31, 2007 and 2006 and for the period from November 6, 2001 to March 31, 2007, the Company recorded depreciation expense of $558, $558 and $6,979 respectively.

NOTE 3    NOTES PAYABLE

Note Amount	$25,000
Discount	(789)

Balance	$24,24,211

December 2006 an investor loaned the Company a total of $25,000. The note is unsecured, due one year from the date of issuance and is non interest bearing for the first nine months, then accrues interest at a rate of 6% per annum for the remaining three months.

The Company imputed interest on the non interest bearing portion of the notes at a rate of 6% per annum. At March 31, 2007 the Company recorded a discount on the notes of $1,500 and amortized $711 of the discount as interest expense.

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TOCONDENSED FINANCIAL STATEMENTS (UNAUDITED)

AS OF MARCH 31, 2007 and 2006

NOTE 4                NOTES PAYABLE - RELATED PARTY

In June, 2006 a director of the Company loaned the Company $100,000. The loan bears a rate of interest of 8% per annum and is payable twelve months from the date of issuance. In addition the Company issued the director warrants to purchase 100,000 shares of common stock with an exercise price of $1.50 per share for one year from the date of the note. The loan is unsecured and due June 28, 2007. In December, 2006 the Director loaned the Company an additional $50,000. The loan bears a rate of interest of 8% per annum and is payable eighteen months from the date of issuance. In January 2007 a director of the Company loaned the Company $50,000. The loan bears interest at a rate of eight percent per annum. The loan is unsecured and due July 9, 2007. As of March 31, 2007 the Company recorded and accrued interest expense of $8,000 related to these three notes.

NOTE 5                EQUITY SUBJECT TO RESCISSION

Common stock sold prior to July, 2005 pursuant to the Company's private placement offer may be in violation of the requirements of the Securities Act of 1933. In October 2005, the Company became aware that the private placement offers made prior to July 1, 2005 may have violated federal securities laws based on the inadequacy of the Company's disclosures made in its offering documents for the units concerning the lack of unauthorized shares. Based on potential violations that may have occurred under the Securities Act of 1933, the Company made a rescission offer to investors who acquired the Company's common stock prior to July 1, 2005. As such, the proceeds of $1,084,823 from the issuance of 1,986,646 shares of common stock through July 1, 2005 have been classified outside of equity in the balance sheet and classified as common stock subject to rescission.

During 2002, the Company received cash and subscriptions receivable of $148,000 for 296,000 units consisting of one share of common stock and one common stock warrant exercisable for a period of one year after an effective Registration Statement is approved at an exercise price of $1.00 ($0.50 per share). Such amounts have been recorded as equity subject to rescission as of March 31, 2007.

During 2003, the Company received cash and a subscription receivable of $661,323 for 1,322,646 units consisting of one share of common stock with one common stock warrant exercisable for a period of one year after an effective Registration Statement is approved at an exercise price of $1.00 ($0.50 per share). Such amounts have been recorded as equity subject to rescission as of March 31, 2007.

During the year ended December 31, 2004, the Company received cash of $92,500 for 185,000 units consisting of one share of common stock with one common stock warrant exercisable for a period of one year after an effective Registration Statement is approved at an exercise price of $1.00 per share ($0.50 per share). Such amounts have been recorded as equity subject to rescission as of March 31, 2007.

In 2005, the Company sold a total of 183,000 shares of common stock to nine individuals for cash of $183,000 ($1.00 per share). Such amounts have been recorded as equity subject to rescission as of March 31, 2007.

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TOCONDENSED FINANCIAL STATEMENTS (UNAUDITED)

AS OF MARCH 31, 2007 and 2006

NOTE 6       STOCKHOLDERS' EQUITY

(A)  Common Stock Issued to Founders

During 2001, the Company issued 8,410,000 shares of common stock to founders for services with a fair value of $84,100 ($0.01 per share).

(B)  Common Stock and Warrants Issued for Cash

During 2001, the Company received subscriptions receivable of $105,064 for 7,687,800 shares of common stock ($0.0137 per share).

During the year ended December 31, 2004, the Company collected $159,782 of subscriptions receivable.

In 2005, the Company sold a total of 183,000 shares of common stock to nine individuals for cash of $183,000 ($1.00 per share).

By the year ended December 31, 2005 the Company collected $42,774 of subscription receivables.

(C)  Common Stock and Warrants Issued for Services

During April 2002, the Company entered into an agreement with a consultant to provide services for a period of one year. The agreement called for compensation of 100,000 units with a fair value of $50,000 based on recent cash offerings ($0.50 per share). The Company recorded $16,667 and $33,333 of consulting expense for the years ended December 31, 2003 and 2002, respectively. As of December 31, 2006, the warrants have expired.

During May 2002, the Company entered into an agreement with a consultant to provide services for a period of two months. The agreement called for compensation of 12,710 units, each unit consists of one share of common stock and one common stock warrant exercisable at $1.00 per share for a period of two years. The units had a fair value of $6,355 based on recent cash offerings. The Company recorded consulting expense of $6,355 for the year ended December 31, 2002 ($0.50 per share). As of December 31, 2006, the warrants have expired.

During July 2002, the Company entered into an agreement with a consultant to provide services for a period of one year. The agreement called for compensation of 100,000 units, each unit consists of one share of common stock and one common stock warrant exercisable at $1.00 per share for a period of two years. The units had a fair value of $50,000 based on recent cash offerings ($0.50 per share). The Company recorded $22,917 and $27,083 of consulting expense for the years ended December 31, 2002 and 2003, respectively.

During January 2004, the Company entered into a consulting agreement with a consultant to provide management and public relations services. The agreement calls for the consultant to provide services for a period of one year and the consultant to receive: 200,000 shares of common stock warrants to purchase 100,000 shares of common stock at an exercise price of $5.00 for a period of three years, and an option to purchase 100,000 shares of common stock at an exercise price of $7.50 for a period of three years. The common stock has a fair value of $100,000 based on recent cash offerings and will be amortized over the life of the agreement ($0.50 per share). For the years ended December 31, 2005 and 2004, the Company has recognized consulting expense of $4,158 and $95,842, respectively under the agreement. As of March 31, 2007, the warrants have expired.

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TOCONDENSED FINANCIAL STATEMENTS (UNAUDITED)

AS OF MARCH 31, 2007 and 2006

In January 2005, the Company entered into a consulting agreement with a consultant to provide management and public relations services. The agreement calls for the consultant to provide services for a period of one year and the consultant to receive compensation of $2,000 per month. In addition the Company sold the consultant 300,000 shares of common stock for cash proceeds of $300 and recorded the fair value of the common stock of $149,700. The fair value of the common stock will be recognized over the term of the agreement. For the year ended December 31, 2005 the Company has recognized consulting expense of $143,463 under the agreement. For the year ended December 31, 2006 the Company recognized consulting expense of $6,237 under the agreement.

In March 2007, the Company entered into a consulting agreement with a consultant to provide management and public relations services. The agreement calls for the consultant to provide services for a period of one year and the consultant to receive compensation of $4,000 per month. In addition the Company sold the consultant 300,000 shares of common stock for cash proceeds of $300 and recorded the fair value of the common stock of $153,000. The fair value of the common stock will be recognized over the term of the agreement. The Company has also agreed the pay the public relation firm a 5% finder fee for any business or capital raise derived from its relationship with the public relations firm. The fair value of the common stock will be recognized over the term of the agreement. For the three months ended March 31, 2007 the Company recorded an expense of $10,673 under this agreement.

(D) Common Stock and Warrants Issued for Conversion of Notes Payable

Between October and December 2005 three investors and a director loaned the Company a total of $205,000. The notes are unsecured, due one year from the date of issuance and are non interest bearing for the first nine months, then accrued interest at a rate of 6% per annum for the remaining three months.  The Company imputed interest of $12,300 on the non interest bearing portion of the notes at a rate of 6% per annum. On July 21, 2006, we amended four promissory notes (the “Amended Notes”) originally executed on October 7, 2005 in favor of Lewis Martin, James E. Schiebel, Susan Hutchison, and Walter Martin respectively (each a “Holder” and collectively the “Holders”). The Amended Notes provide for a conversion feature pursuant to which each Holder is entitled to convert the outstanding principal amount into shares of the Company's common stock at a conversion rate of $1.50 per share. In addition, upon conversion, each Holder is entitled to receive a warrant to purchase one-quarter of one share of our common stock exercisable within one-year of issuance at an exercise price of $1.50 per share. On July 24, 2006, pursuant to the terms of the Amended Notes, the Holders converted the principal amount outstanding into shares of our common stock. Based on same, we issued an aggregate of 136,669 shares of our common stock and a price of $1.50 per share (the “Conversion Shares”). In addition, we issued warrants with a cashless exercise provision to purchase an aggregate of 51,250 shares of our common stock to the Holders exercisable within one year of issuance at a price per share of $1.50 (the “Conversion Warrants”). The Conversion Shares and shares underlying the Conversion Warrants are restricted in accord with Rule 144 promulgated under the Securities Act of 1933, as amended.

(E) Common Stock Warrants

The Company issued 765,146 warrants during 2004, at an exercise price of $1.00 per share to a consultant for services. The fair market value of the warrants was estimated on the grant date using the Black-Scholes option pricing model as required under SFAS 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 0%, risk-free interest rate of 3.5%, and expected warrant life of one year. The value was immaterial and therefore no expense was recorded in general and administrative expense at the grant date. As of December 31, 2006, the warrants have expired.

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TOCONDENSED FINANCIAL STATEMENTS (UNAUDITED)

AS OF MARCH 31, 2007 and 2006

In connection with the issuance of a $100,000 note payable on June 28, 2006, the Company issued a total of 100,000 common stock warrants with an exercise price of $1.50 per share. The warrants expire June 29, 2007. The fair market value of the warrants was estimated on the grant date using the Black-Scholes option pricing model as required under SFAS 123R with the following weighted average assumptions: expected dividend yield 0%, volatility 0%, risk-free interest rate of 5.18%, and expected warrant life of one year. The value was immaterial and therefore no expense was recorded.

In connection with conversion of $205,000 of notes payable to common stock on July 24, 2006 the Company issued warrants with a cashless exercise provision to purchase an aggregate of 51,250 shares of our common stock to the Holders exercisable within one year of issuance at a price per share of $1.50 (the “Conversion Warrants”). The Conversion Shares and shares underlying the Conversion Warrants are restricted in accordance with Rule 144 promulgated under the Securities Act of 1933, as amended.

In connection with the issuance of common stock units for cash and services, the Company has an aggregate of 1,954,896 and 2,881,572 warrants outstanding at March 31, 2007 and 2006, respectively. The Company has reserved 1,954,896 shares of common stock for the future exercise of the warrants at March 31, 2007.

(F) Amendment to Articles of Incorporation

During 2004, the Company amended its Articles of Incorporation to provide for an increase in its authorized share capital. The authorized capital stock increased to 100,000,000 common shares at a par value of $0.01 per share.

NOTE 7      RELATED PARTY TRANSACTIONS

In June, 2006 a director of the Company loaned the Company $100,000. The loan bears a rate of interest of 8% per annum and is payable twelve months from the date of issuance. In addition the Company issued the director warrants to purchase 100,000 shares of common stock with an exercise price of $1.50 per share for one year from the date of the note. The loan is unsecured and due June 28, 2007. In December, 2006 the Director loaned the Company an additional $50,000. The loan bears a rate of interest of 8% per annum and is payable eighteen months from the date of issuance In February 2007 a director of the Company loaned the Company $50,000. The loan bears interest at a rate of eight percent per annum. The loan is unsecured and due July 9, 2007. As of March 31, 2007 the Company recorded and accrued interest expense of $8,000 related to these three notes.

During December 2001, the Company entered into an agreement with a consultant to serve as its interim President for a term of up to five years. The agreement called for annual compensation of $250,000. The agreement expires the earlier of December 2006 or on the effectiveness of an employment agreement and is renewable annually after December 2006. During 2006, the Company approved a one year renewal of the agreement. The Company has accrued $390,697 under the agreement to the consultant at March 31, 2007. For the Period November 6, 2001(Inception) to March 31, 2007 the Company recorded $1,333,333 of expenses associated with this agreement.

During 2004, the Company entered into an employment agreement with a consultant to assume the position of Chief Executive Officer and President for a term of five years at an annual minimum salary of $250,000 with additional bonuses and fringe benefits. The agreement is to become effective upon the approval by the Securities and Exchange Commission on the SB-2 Registration Statement. During March 2006, the Company and the President amended the start date to begin upon the Company raises all or substantially all the project funding pertaining to the first facility. As of the date of this report, the Company has not completed the funding. (See Note 8(A) and 10).

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TOCONDENSED FINANCIAL STATEMENTS (UNAUDITED)

AS OF MARCH 31, 2007 and 2006

NOTE 8      COMMITMENTS AND CONTINGENCIES

(A)  Consulting Agreements

During December 2001, the Company entered into an agreement with a consultant to serve as its interim President for a term of up to five years. The agreement called for annual compensation of $250,000. The agreement expires the earlier of December 2006 or on the effectiveness of an employment agreement and is renewable annually after December 2006. During 2006, the Company approved a one year renewal of the agreement. The Company has accrued $390,697 under the agreement to the consultant at March 31, 2007. For the Period November 6, 2001(Inception) to March 31, 2007 the Company recorded $1,333,333 of expenses associated with this agreement.

During April 2002, the Company entered into an agreement with a consultant to provide services for a period of one year. The agreement called for compensation of 100,000 units with a fair value of $50,000 based on recent cash offerings ($0.50 per share). The Company recorded $16,667 and $33,333 of consulting expense for the years ended December 31, 2003 and 2002, respectively.

During May 2002, the Company entered into an agreement with a consultant to provide services for a period of two months. The agreement called for compensation of 12,710 units, each unit consists of one share of common stock and one common stock warrant exercisable at $1.00 per share for a period of two years. The units had a fair value of $6,355 based on recent cash offerings. The Company recorded consulting expense of $6,355 for the year ended December 31, 2002 ($0.50 per share).

During June 2002, the Company entered into an agreement with a consultant to provide services for a period of one year. The agreement called for cash payments totaling $120,000. The Company recorded $55,000 and $65,000 of consulting expense for the years ended December 31, 2003 and 2002, respectively.

During July 2002, the Company entered into an agreement with a consultant to provide services for a period of one year. The agreement called for compensation of 100,000 units, each unit consists of one share of common stock and one common stock warrant exercisable at $1.00 per share for a period of two years. The units had a fair value of $50,000 based on recent cash offerings. The Company recorded $27,083 and $22,917 of consulting expense for the years ended December 31, 2003 and 2002, respectively ($0.50 per share). The agreement was fully expensed as of December 31, 2003.

During January 2004, the Company entered into a consulting agreement with a consultant to provide management and public relations services. The agreement calls for the consultant to provide services for a period of one year and the consultant to receive: 200,000 shares of common stock, monthly retainers of $4,000, warrants to purchase 100,000 shares of common stock at an exercise price of $5.00 for a period of three years, and an option to purchase 100,000 shares of common stock at an exercise price of $7.50 for a period of three years. The common stock has a fair value of $100,000 based on recent cash offerings and will be amortized over the life of the agreement ($0.50 per share) (See Note 6(A)).

In January 2005, the Company entered into a consulting agreement with a consultant to provide management and public relations services. The agreement calls for the consultant to provide services for a period of one year and the consultant to receive compensation of $2,000 per month. In addition the Company sold the consultant 300,000 shares of common stock for cash proceeds of $300 and recorded the fair value of the common stock of $149,700. The fair value of the common stock will be recognized over the term of the agreement. For the year ended December 31, 2005, the Company has recognized consulting expense of $143,463 under the agreement. During the year ended December 31, 2006, the Company has recognized consulting expense of $6,237 under the agreement.

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TOCONDENSED FINANCIAL STATEMENTS (UNAUDITED)

AS OF MARCH 31, 2007 and 2006

 In March 2007, the Company entered into a consulting agreement with a consultant to provide management and public relations services. The agreement calls for the consultant to provide services for a period of one year and the consultant to receive compensation of $4,000 per month. In addition the Company sold the consultant 300,000 shares of common stock for cash proceeds of $300 and recorded the fair value of the common stock of $153,000. The fair value of the common stock will be recognized over the term of the agreement. The Company has also agreed the pay the public relation firm a 5% finder fee for any business or capital raise derived from its relationship with the public relations firm. The fair value of the common stock will be recognized over the term of the agreement. For the three months ended March 31, 2007 the Company recorded an expense of $10,673 under this agreement.

(B)  License Agreement

Upon effectiveness of the employment agreement with our Chief Executive Officer and President, the Company will be entitled to use certain technology and know-how that is owned by our Chief Executive Officer and President royalty free until the end of the employment agreement. Upon termination of the employment agreement with the Chief Executive Officer and President, the Company has the right to license the technology for a one time fee. The license fee will be negotiated by the Company and the Chief Executive Officer and will equal the replacement value of such technology and will be determined with reference to the engineer's opinion dated March 6, 2002, a copy of which is attached to the employment agreement (See Note 5(A)).

(C)  Employment Agreement

During 2004, the Company entered into an employment agreement with a consultant to assume the position of Chief Executive Officer and President for a term of five years at an annual minimum salary of $250,000 with additional bonuses and fringe benefits. The agreement is to become effective upon the approval by the Securities and Exchange Commission on the SB-2 Registration Statement. During March 2006, the Company and the President amended the start date to begin upon the Company raises all or substantially all the project funding pertaining to the first facility. As of the date of this report, the Company has not completed the funding. (See Note 8(A) and 10).

(D)  Rescission Offer

Common stock sold prior to July 1, 2005 pursuant to the Company's private placement offer may be in violation of the requirements of the Securities Act of 1933. In October 2005, the Company became aware that the private placement offers made prior to July 1, 2005 may have violated federal and state securities laws based on the inadequacy of the Company's disclosures made in its offering documents for the units concerning the lack of unauthorized shares. Under state securities laws the investor can sue us to recover the consideration paid for the security together with interest at the legal rate, less the amount of any income received from the security, or for damages if he or she no longer owns the security or if the consideration given for the security is not capable of being returned. Damages generally are equal to the difference between the purchase price plus interest at the legal rate and the value of the security at the time it was disposed of by the investor plus the amount of any income, if any, received from the security by the investor. Generally, certain state securities laws provide that no suit can be maintained by an investor to enforce any liability created under certain state securities statues if the seller makes a written offer to refund the consideration paid together with interest at the legal rate less the amount of any income, if any, received on the security or to pay damages and the investor refuses or fails to accept the offer within a specified period of time, generally not exceeding 30 days from the date the offer is received. In addition, the various states in which the purchasers reside could bring administrative actions against as a result of the rescission offer.

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TOCONDENSED FINANCIAL STATEMENTS (UNAUDITED)

AS OF MARCH 31, 2007 and 2006

The remedies vary from state to state but could include enjoining us from further violations of the subject state law, imposing civil penalties, seeking administrative assessments and costs for the investigations or bringing suit for damages on behalf of the purchaser.

There is considerable legal uncertainty under both federal securities and related laws concerning the efficacy of rescission offers and general waivers with respect to barring claims that would be based on the failure to disclose information described above in a private placement. The SEC takes the position that acceptance or rejection of an offer of rescission may not bar stockholders from asserting claims for alleged violations of federal securities laws. Further, under California's Blue Sky law, which would apply to stockholders resident in that state, a claim or action based on fraud may not be waived or prohibited pursuant to a rescission offer. As a result, the rescission offer may not terminate any or all potential liability that we may have in connection with that private placement. In addition, there can be no assurance that we will be able to enforce the waiver we received in connection with the rescission offer to bar any claims based on allegations of fraud or other federal or state law violations that the rescission offerees may have, until the applicable statutes of limitations have run.

Based on potential violations that may have occurred under the Securities Act of 1933, the Company made a rescission offer to investors who acquired the Company's common stock prior to July 1, 2005. As such, the proceeds of $1,084,823 from the issuance of 1,986,646 shares of common stock through July 1, 2005 have been classified outside of equity in the balance sheet and classified as common stock subject to rescission.

     NOTE 9          GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with no operations, a stockholders' deficiency of $1,742,570 a working capital deficiency of $661,934 and used cash in operations from inception of $ 1,578,419. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

CONTENTS

F-1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

F-2	BALANCE SHEET AS OF DECEMBER 31, 2006

F-3	STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 2006 AND 2005 AND FOR THE PERIOD FROM NOVEMBER 6, 2001 (INCEPTION) TO DECEMBER 31, 2006

F-4	STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIENCY FOR PERIOD FROM NOVEMBER 6, 2001 (INCEPTION) TO DECEMBER 31, 2006

F-5	STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD FROM NOVEMBER 6, 2001 (INCEPTION) TO DECEMBER 31, 2006

F-6 - F-14	NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Alliance Recovery Corporation

We have audited the accompanying balance sheet of Alliance Recovery Corporation as of December 31, 2006, and the related statements of operations, changes in stockholders’ deficiency and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Alliance Recovery Corporation as of December 31, 2006 and the results of its operations and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company had a working capital deficiency of $562,917, a stockholders’ deficiency of $1,642,995 and used cash in operations from inception of $1,508,384. This raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning this matter are also described in Note 10. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Webb & Company, P.A.
WEBB & COMPANY, P.A.

Boynton Beach, Florida
March 14, 2007

F-1

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

ASSETS

CURRENT ASSETS
Cash	$32,037

Property and Equipment, net	4,745

TOTAL ASSETS	$36,782

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$59,262
Due to related party	361,851
Notes payable - net of discount of $1,159	23,841
Notes payable - related party	150,000

TOTAL CURRENT LIABILITIES	594,954

COMMITMENTS AND CONTINGENCIES	-

Common Stock Subject to Rescission Offer, $.01 par value,
1,986,646 shares issued and outstanding	1,084,823

STOCKHOLDERS’ DEFICIENCY
Common stock, $0.01 par value, 100,000,000 shares authorized, 16,947,179 shares issued and outstanding	169,472
Additional paid in capital	593,347
Subscriptions receivable	(6,300)
Accumulated deficit during development stage	(2,399,514)
Total Stockholders’ Deficiency	(1,642,995)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$36,782

See accompanying notes to financial statements.

F-2

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

	For the Year Ended December 31,		For The Period From November 6, 2001 (Inception) to
	2006	2005	December 31, 2006
OPERATING EXPENSES
Consulting fees	$-	$75,271	$526,868
Consulting fees - related party	250,000	250,000	1,270,833
Professional fees	49,530	71,735	290,973
General and administrative	44,812	147,285	293,980

TOTAL OPERATING EXPENSES	344,342	544,291	2,382,654

OTHER EXPENSES
Interest Expense	15,674	1,186	16,860

NET LOSS BEFORE PROVISION FOR
INCOME TAXES	(360,016)	(545,477)	(2,399,514)

PROVISION FOR INCOME TAXES	-	-	-

NET LOSS	$(360,016)	$(545,477)	$(2,399,514)
.
Net loss per share - basic and diluted	(0.02)	(0.03)	$(0.15)

Weighted average number of shares outstanding during the period - basic and diluted	16,835,972	16,817,798	16,538,164

See accompanying notes to financial statements.

F-3

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIENCY

FOR THE PERIOD FROM NOVEMBER 6, 2001 (INCEPTION)

TO DECEMBER 31, 2006

	Common Stock		Additional Paid-In	Subscription	Deferred Stock	Accumulated Deficit During Development
	Shares	Amount	Capital	Receivable	Compensation	Stage	Total

Common stock issued to founders for services ($0.01 per share)	8,410,000	$84,100	$-	$-	$-	$-	$84,100

Common stock issued for cash ($0.0137 per share)	7,687,800	76,878	28,186	(105,064)	-	-	-

Net loss for the period from November 6, 2001 (inception) to December 31, 2001	-	-	-	-	-	(104,933)	(104,933)

BALANCE DECEMBER 31, 2001 (RESTATED)	16,097,800	160,978	28,186	(105,064)	-	(104,933)	(20,833)

Common stock with warrants issued for services ($0.50 per share)	112,710	1,127	55,228	-	(27,083)	-	29,272

Common stock issued for services ($0.50 per share)	100,000	1,000	49,000	-	(16,667)	-	33,333

Collection of subscriptions receivable	-	-	-	56,290	-	-	56,290

Net loss, 2002	-	-	-	-	-	(482,211)	(482,211)

BALANCE DECEMBER 31, 2002 (RESTATED)	16,310,510	163,105	132,414	(48,774)	(43,750)	(587,144)	(384,149)

Amortization of deferred compensation	-	-	-	-	43,750	-	43,750

Net loss, 2003	-	-	-	-	-	(417,622)	(417,622)

BALANCE, DECEMBER 31, 2003 (RESTATED)	16,310,510	163,105	132,414	(48,774)	-	(1,004,766)	(758,021)

Common stock with options issued for services ($0.50 per share)	200,000	2,000	98,000	-	(4,158)	-	95,842

Issuance of warrants for services	-	-	-	-	-	-	-

Net loss, 2004	-	-	-	-	-	(489,255)	(489,255)

BALANCE, DECEMBER 31, 2004 (RESTATED)	16,510,510	165,105	230,414	(48,774)	(4,158)	(1,494,021)	(1,151,434)

Common stock with options issued for services ($0.50 per share)	300,000	3,000	147,000	(300)	(149,700)	-	-

Amortization of deferred compensation	-	-	-	-	147,621	-	147,621

Collection of subscription receivable	-	-	-	42,774	-	-	42,774

Net loss, 2005	-	-	-	-	-	(545,477)	(545,477)

BALANCE, DECEMBER 31, 2005	16,810,510	$168,105	$377,414	$(6,300)	$(6,237)	$(2,039,498)	(1,506,516)

Amortization of deferred compensation	-	-	-	-	6,237	-	6,237

Conversion of notes payble to common stock	136,669	1,367	215,933	-	-	-	217,300

Net Loss, 2006	-	-	-	-	-	(360,016)	(360,016)

BALANCE, DECEMBER 31, 2006	16,947,179	$169,472	$593,347	$(6,300)	$-	$(2,399,514)	$(1,642,995)

See accompanying notes to financial statements.
F-4

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,		For The Period From November 6, 2001 (Inception) To
	2006	2005	December 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(360,016)	$(545,477)	$(2,399,514)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services	6,237	147,621	440,155
Depreciation expense	2,233	2,233	6,421
Amortization	5,455	1,186	12,641
Changes in operating assets and liabilities:
Prepaid expenses
Due to related party	53,692	-	361,851
Accounts payable and accrued expenses	30,700	(3,308)	70,062
Net Cash Used In Operating Activities	(261,699)	(397,745)	(1,508,384)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-		(11,166)
Net Cash Used In Investing Activities	-	-	(11,166)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	25,000	105,000	123,700
Proceeds from issuance of debt - related party	250,000	-	244,000
Proceeds from issuance of common stock subject to rescission	-	186,686	1,084,823
Proceeds from issuance of common stock	-	42,774	99,064
Net Cash Provided By Financing Activities	275,000	334,460	1,551,587

NET INCREASE (DECREASE) IN CASH	13,301	(63,285)	32,037

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	18,736	82,021	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$32,037	$18,736	$32,037

Supplemental disclosure of non cash investing & financing activities:
Cash paid for income taxes	$-	$-	$-
Cash paid for interest expense	$-	$-	$-

See accompanying notes to financial statements.

F-5

ALLIANCE RECOVERY CORPORATION
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 and 2005

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A)	Organization

Alliance Recovery Corporation (a development stage company) (the “Company”) was incorporated under the laws of the State of Delaware on November 6, 2001. The Company is developing resource recovery technologies and strategies to convert industrial and other waste materials into fuel oil, gases and other valuable commodities.

Activities during the development stage include developing the business plan and raising capital.

(B)	Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C)	Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. The Company at times has cash in excess of FDIC insurance limits and places its temporary cash investments with high credit quality financial institutions. At December 31, 2006, the Company did not have any balances that exceeded FDIC insurance limits.

(D)	Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful life of five years.

(E)	Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. As of December 31, 2006 the Company has a net operating loss carryforward of $2,399,514 , available to offset future taxable income through 2026. The valuation allowance at December 31, 2006 was $815,835. The net change in the valuation allowance for the year ended December 31, 2006 was an increase of $122,405.

F-6

(F)	Stock-Based Compensation

 Effective January 1, 2006 The Company adopted SFAS No. 123R “Share-Based Payment” (“SFAS 123R”), a revision to SFAS No. 123 “Accounting for Stock-Based Compensation” (“SFAS 123”). Prior to the adoption of SFAS 123R the Company accounted for stock options in accordance with APB Opinion No. 25 “Accounting for Stock Issued to Employees” (the intrinsic value method), and accordingly, recognized no compensation expense for stock option grants.

Under the modified prospective approach, the provisions of SFAS 123R apply to new awards and to awards that were outstanding on January 1, 2006 that are subsequently modified, repurchased pr cancelled. Under the modified prospective approach, compensation cost recognized in the year ended December 31, 2006 includes compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant -date fair value estimated in accordance with the original provisions of SFAS 123, and the compensation costs for all share-based payments granted subsequent to January 31, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R. Prior periods were not restated to reflect the impact of adopting the new standard.

(G)	Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share.” As of December 31, 2006 and 2005, 2,154,896 and 2,881,502; respectively of common share equivalents were anti-dilutive and not used in the calculation of diluted net loss per share

(H)	Business Segments

The Company operates in one segment and therefore segment information is not presented.

(I)	Long-Lived Assets

 The Company accounts for long-lived assets under the Statements of Financial Accounting Standards Nos. 142 and 144 “Accounting for Goodwill and Other Intangible Assets” and “Accounting for Impairment or Disposal of Long-Lived Assets” (“SFAS No. 142 and 144”). In accordance with SFAS No. 142 and 144, long-lived assets, goodwill and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, goodwill and intangible assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets.

F-7

(J)	Recent Accounting Pronouncements

SFAS No. 154 (“SFAS 154”), Accounting Changes and Error Corrections, was issued in May 2005 and replaces APB Opinion No. 20 and SFAS No. 3 (“SFAS 3”). SFAS No. 154 requires retrospective application for voluntary changes in accounting principle in most instances and is required to be applied to all accounting changes made in fiscal years beginning after December 15, 2005. The Company’s expected April 1, 2006 adoption of SFAS No. 154 is not expected to have a material impact on the Company’s consolidated financial condition or results of operations.

 SFAS 155, “Accounting for Certain Hybrid Financial Instruments” and SFAS 156, “Accounting for Servicing of Financial Assets” were recently issued. SFAS 155 and 156 have no current applicability to the Company and have no effect on the financial statements.

NOTE 2  PROPERTY AND EQUIPMENT

        Property and equipment at December 31, 2006 were as follows:

Computer	$11,166
Less accumulated depreciation	(6,421)

$4,745

        During the years ended December 31, 2006 and 2005 and for the period from November 6, 2001 to December 31, 2006, the Company recorded depreciation expense of $2,233, $2,233 and $6,421 respectively.

NOTE 3  NOTES PAYABLE

Note Amount	$25,000
Discount	(1,159)

Balance	$23,841

 December 2006 an investor loaned the Company a total of $25,000. The note is unsecured, due one year from the date of issuance and is non interest bearing for the first nine months, then accrues interest at a rate of 6% per annum for the remaining three months.

The Company imputed interest on the non interest bearing portion of the notes at a rate of 6% per annum. At December 31, 2006 the Company recorded a discount on the notes of $1,500 and amortized $341 of the discount as interest expense.

F-8

NOTE 4     NOTES PAYABLE - RELATED PARTY

In June, 2006 a director of the Company loaned the Company $100,000. The loan bears a rate of interest of 8% per annum and is payable twelve months from the date of issuance. In addition the Company issued the director warrants to purchase 100,000 shares of common stock with an exercise price of $1.50 per share for one year from the date of the note. The loan is unsecured and due June 28, 2007. In December, 2006 the Director loaned the Company an additional $50,000. The loan bears a rate of interest of 8% per annum and is payable eighteen months from the date of issuance As of December 31, 2006 the Company recorded and accrued interest expense of $5,719.

NOTE 5    EQUITY SUBJECT TO RESCISSION

Common stock sold prior to July, 2005 pursuant to the Company’s private placement offer may be in violation of the requirements of the Securities Act of 1933. In October 2005, the Company became aware that the private placement offers made prior to July 1, 2005 may have violated federal securities laws based on the inadequacy of the Company’s disclosures made in its offering documents for the units concerning the lack of unauthorized shares. Based on potential violations that may have occurred under the Securities Act of 1933, the Company made a rescission offer to investors who acquired the Company’s common stock prior to July 1, 2005. As such, the proceeds of $1,084,823 from the issuance of 1,986,646 shares of common stock through July 1, 2005 have been classified outside of equity in the balance sheet and classified as common stock subject to rescission.

During 2002, the Company received cash and subscriptions receivable of $148,000 for 296,000 units consisting of one share of common stock and one common stock warrant exercisable for a period of one year after an effective Registration Statement is approved at an exercise price of $1.00 ($0.50 per share). Such amounts have been recorded as equity subject to rescission as of December 31, 2006.

During 2003, the Company received cash and a subscription receivable of $661,323 for 1,322,646 units consisting of one share of common stock with one common stock warrant exercisable for a period of one year after an effective Registration Statement is approved at an exercise price of $1.00 ($0.50 per share). Such amounts have been recorded as equity subject to rescission as of December 31, 2006.

During the year ended December 31, 2004, the Company received cash of $92,500 for 185,000 units consisting of one share of common stock with one common stock warrant exercisable for a period of one year after an effective Registration Statement is approved at an exercise price of $1.00 per share ($0.50 per share). Such amounts have been recorded as equity subject to rescission as of December 31, 2006.

In 2005, the Company sold a total of 183,000 shares of common stock to nine individuals for cash of $183,000 ($1.00 per share). Such amounts have been recorded as equity subject to rescission as of December 31, 2006.

NOTE 6   STOCKHOLDERS’ EQUITY

(A)	Common Stock Issued to Founders

During 2001, the Company issued 8,410,000 shares of common stock to founders for services with a fair value of $84,100 ($0.01 per share).

F-9

(B)	Common Stock and Warrants Issued for Cash

During 2001, the Company received subscriptions receivable of $105,064 for 7,687,800 shares of common stock ($0.0137 per share).

During the year ended December 31, 2004, the Company collected $159,782 of subscriptions receivable.

In 2005, the Company sold a total of 183,000 shares of common stock to nine individuals for cash of $183,000 ($1.00 per share).

By the year ended December 31, 2005 the Company collected $42,774 of subscription receivables.

(C)	Common Stock and Warrants Issued for Services

During April 2002, the Company entered into an agreement with a consultant to provide services for a period of one year. The agreement called for compensation of 100,000 units with a fair value of $50,000 based on recent cash offerings ($0.50 per share). The Company recorded $16,667 and $33,333 of consulting expense for the years ended December 31, 2003 and 2002, respectively. As of December 31, 2006, the warrants have expired.

During May 2002, the Company entered into an agreement with a consultant to provide services for a period of two months. The agreement called for compensation of 12,710 units, each unit consists of one share of common stock and one common stock warrant exercisable at $1.00 per share for a period of two years. The units had a fair value of $6,355 based on recent cash offerings. The Company recorded consulting expense of $6,355 for the year ended December 31, 2002 ($0.50 per share). As of December 31, 2006, the warrants have expired.

During July 2002, the Company entered into an agreement with a consultant to provide services for a period of one year. The agreement called for compensation of 100,000 units, each unit consists of one share of common stock and one common stock warrant exercisable at $1.00 per share for a period of two years. The units had a fair value of $50,000 based on recent cash offerings ($0.50 per share). The Company recorded $22,917 and $27,083 of consulting expense for the years ended December 31, 2002 and 2003, respectively.

During January 2004, the Company entered into a consulting agreement with a consultant to provide management and public relations services. The agreement calls for the consultant to provide services for a period of one year and the consultant to receive: 200,000 shares of common stock warrants to purchase 100,000 shares of common stock at an exercise price of $5.00 for a period of three years, and an option to purchase 100,000 shares of common stock at an exercise price of $7.50 for a period of three years. The common stock has a fair value of $100,000 based on recent cash offerings and will be amortized over the life of the agreement ($0.50 per share). For the years ended December 31, 2005 and 2004, the Company has recognized consulting expense of $4,158 and $95,842, respectively under the agreement.

In January 2005, the Company entered into a consulting agreement with a consultant to provide management and public relations services. The agreement calls for the consultant to provide services for a period of one year and the consultant to receive compensation of $2,000 per month. In addition the Company sold the consultant 300,000 shares of common stock for cash proceeds of $300 and recorded the fair value of the common stock of $149,700. The fair value of the common stock will be recognized over the term of the agreement. For the year ended December 31, 2005 the Company has recognized consulting expense of $143,463 under the agreement. For the year ended December 31, 2006 the Company recognized consulting expense of $6,237 under the agreement.

F-10

(D)	Common Stock Warrants

The Company issued 765,146 warrants during 2004, at an exercise price of $1.00 per share to a consultant for services. The fair market value of the warrants was estimated on the grant date using the Black-Scholes option pricing model as required under SFAS 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 0%, risk-free interest rate of 3.5%, and expected warrant life of one year. The value was immaterial and therefore no expense was included in general and administrative expense at the grant date.  As of December 31, 2006, the warrants have expired

In connection with the issuance of common stock units for cash and services, the Company has an aggregate 2,154,896 and 2,881,502 warrants outstanding at December 31, 2006 and 2005, respectively. The Company has reserved 2,154,896 shares of common stock for the future exercise of the warrants at December 31, 2006.

(E)	Common Stock and Warrants Issued for Conversion of Notes Payable

Between October and December 2005 three investors and a director loaned the Company a total of $205,000. The notes are unsecured, due one year from the date of issuance and are non interest bearing for the first nine months, then accrued interest at a rate of 6% per annum for the remaining three months.  The Company imputed interest of $12,300 on the non interest bearing portion of the notes at a rate of 6% per annum. On July 21, 2006, we amended four promissory notes (the “Amended Notes”) originally executed on October 7, 2005 in favor of Lewis Martin, James E. Schiebel, Susan Hutchison, and Walter Martin respectively (each a “Holder” and collectively the “Holders”). The Amended Notes provide for a conversion feature pursuant to which each Holder is entitled to convert the outstanding principal amount into shares of the Company's common stock at a conversion rate of $1.50 per share. In addition, upon conversion, each Holder is entitled to receive a warrant to purchase one-quarter of one share of our common stock exercisable within one-year of issuance at an exercise price of $1.50 per share. On July 24, 2006, pursuant to the terms of the Amended Notes, the Holders converted the principal amount outstanding into shares of our common stock. Based on same, we issued an aggregate of 136,669 shares of our common stock and a price of $1.50 per share (the “Conversion Shares”). In addition, we issued warrants with a cashless exercise provision to purchase an aggregate of 51,250 shares of our common stock to the Holders exercisable within one year of issuance at a price per share of $1.50 (the “Conversion Warrants”). The Conversion Shares and shares underlying the Conversion Warrants are restricted in accord with Rule 144 promulgated under the Securities Act of 1933, as amended.

(F)	Common Stock Warrants

The Company issued 765,146 warrants during 2004, at an exercise price of $1.00 per share to a consultant for services. The fair market value of the warrants was estimated on the grant date using the Black-Scholes option pricing model as required under SFAS 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 0%, risk-free interest rate of 3.5%, and expected warrant life of one year. The value was immaterial and therefore no expense was recorded in general and administrative expense at the grant date. As of December 31, 2006, the warrants have expired.

In connection with the issuance of a $100,000 note payable on June 28, 2006, the Company issued a total of 100,000 common stock warrants with an exercise price of $1.50 per share. The warrants expire June 29, 2007. The fair market value of the warrants was estimated on the grant date using the Black-Scholes option pricing model as required under SFAS 123R with the following weighted average assumptions: expected dividend yield 0%, volatility 0%, risk-free interest rate of 5.18%, and expected warrant life of one year. The value was immaterial and therefore no expense was recorded.

In connection with conversion of $205,000 of notes payable to common stock on July 24, 2006 the Company issued warrants with a cashless exercise provision to purchase an aggregate of 51,250 shares of our common stock to the Holders exercisable within one year of issuance at a price per share of $1.50 (the “Conversion Warrants”). The Conversion Shares and shares underlying the Conversion Warrants are restricted in accordance with Rule 144 promulgated under the Securities Act of 1933, as amended.

In connection with the issuance of common stock units for cash and services, the Company has an aggregate of 2,154,896 and 2,881,572 warrants outstanding at December 31, 2006 and 2005, respectively. The Company has reserved 2,154,896 shares of common stock for the future exercise of the warrants at December 31, 2006.

F-11

(G)	Amendment to Articles of Incorporation

During 2004, the Company amended its Articles of Incorporation to provide for an increase in its authorized share capital. The authorized capital stock increased to 100,000,000 common shares at a par value of $0.01 per share.

NOTE 7  RELATED PARTY TRANSACTIONS

In June, 2006 a director of the Company loaned the Company $100,000. The loan bears a rate of interest of 8% per annum and is payable twelve months from the date of issuance. In addition the Company issued the director warrants to purchase 100,000 shares of common stock with an exercise price of $1.50 per share for one year from the date of the note. The loan is unsecured and due June 28, 2007. In December, 2006 the Director loaned the Company an additional $50,000. The loan bears a rate of interest of 8% per annum and is payable eighteen months from the date of issuance As of December 31, 2006 the Company recorded and accrued interest expense of $5,719

During December 2001, the Company entered into an agreement with a consultant to serve as its interim President for a term of up to five years. The agreement called for annual compensation of $250,000. The agreement expires the earlier of December 2006 or on the effectiveness of an SB-2 Registration Statement. The Company has accrued $361,851 under the agreement to the consultant at December 31, 2006. For the Period November 6, 2001(Inception) to December 31, 2006 the Company recorded $1,270,833 of expenses associated with this agreement.

During 2004, the Company entered into an employment agreement with a consultant to assume the position of Chief Executive Officer and President for a term of five years at an annual minimum salary of $250,000 with additional bonuses and fringe benefits. The agreement is to become effective upon the approval by the Securities and Exchange Commission on the SB-2 Registration Statement (See Note 8(A) and 10).

NOTE 8  COMMITMENTS AND CONTINGENCIES

(A)	Consulting Agreements

During December 2001, the Company entered into an agreement with a consultant to serve as its interim President for a term of up to five years. The agreement called for annual compensation of $250,000. The agreement expires the earlier of December 2006 or on the effectiveness of an SB-2 Registration Statement. The Company has accrued $361,851 under the agreement to the consultant at December 31, 2006. For the Period November 6, 2001(Inception) to December 31, 2006 the Company recorded $1,270,833 of expenses associated with this agreement.

During April 2002, the Company entered into an agreement with a consultant to provide services for a period of one year. The agreement called for compensation of 100,000 units with a fair value of $50,000 based on recent cash offerings ($0.50 per share). The Company recorded $16,667 and $33,333 of consulting expense for the years ended December 31, 2003 and 2002, respectively.

During May 2002, the Company entered into an agreement with a consultant to provide services for a period of two months. The agreement called for compensation of 12,710 units, each unit consists of one share of common stock and one common stock warrant exercisable at $1.00 per share for a period of two years. The units had a fair value of $6,355 based on recent cash offerings. The Company recorded consulting expense of $6,355 for the year ended December 31, 2002 ($0.50 per share).

During June 2002, the Company entered into an agreement with a consultant to provide services for a period of one year. The agreement called for cash payments totaling $120,000. The Company recorded $55,000 and $65,000 of consulting expense for the years ended December 31, 2003 and 2002, respectively.

During July 2002, the Company entered into an agreement with a consultant to provide services for a period of one year. The agreement called for compensation of 100,000 units, each unit consists of one share of common stock and one common stock warrant exercisable at $1.00 per share for a period of two years. The units had a fair value of $50,000 based on recent cash offerings. The Company recorded $27,083 and $22,917 of consulting expense for the years ended December 31, 2003 and 2002, respectively ($0.50 per share). The agreement was fully expensed as of December 31, 2003.

During January 2004, the Company entered into a consulting agreement with a consultant to provide management and public relations services. The agreement calls for the consultant to provide services for a period of one year and the consultant to receive: 200,000 shares of common stock, monthly retainers of $4,000, warrants to purchase 100,000 shares of common stock at an exercise price of $5.00 for a period of three years, and an option to purchase 100,000 shares of common stock at an exercise price of $7.50 for a period of three years. The common stock has a fair value of $100,000 based on recent cash offerings and will be amortized over the life of the agreement ($0.50 per share) (See Note 6(A)).

In January 2005, the Company entered into a consulting agreement with a consultant to provide management and public relations services. The agreement calls for the consultant to provide services for a period of one year and the consultant to receive compensation of $2,000 per month. In addition the Company sold the consultant 300,000 shares of common stock for cash proceeds of $300 and recorded the fair value of the common stock of $149,700. The fair value of the common stock will be recognized over the term of the agreement. For the year ended December 31, 2005, the Company has recognized consulting expense of $143,463 under the agreement. During the year ended December 31, 2006, the Company has recognized consulting expense of $6,237 under the agreement.

F-12

(B)	License Agreement

Upon effectiveness of the employment agreement with our Chief Executive Officer and President, the Company will be entitled to use certain technology and know-how that is owned by our Chief Executive Officer and President royalty free until the end of the employment agreement. Upon termination of the employment agreement with the Chief Executive Officer and President, the Company has the right to license the technology for a one time fee. The license fee will be negotiated by the Company and the Chief Executive Officer and will equal the replacement value of such technology and will be determined with reference to the engineer’s opinion dated March 6, 2002, a copy of which is attached to the employment agreement (See Note 5(A)).

(C)	Employment Agreement

During 2004, the Company entered into an employment agreement with a consultant to assume the position of Chief Executive Officer and President for a term of five years at an annual minimum salary of $250,000 with additional bonuses and fringe benefits. The agreement is to become effective upon the approval by the Securities and Exchange Commission on the SB-2 Registration Statement (See Note 8(A) and 10).

(D)	Rescission Offer

Common stock sold prior to July, 2005 pursuant to the Company’s private placement offer may be in violation of the requirements of the Securities Act of 1933. In October 2005, the Company became aware that the private placement offers made prior to July 1, 2005 may have violated federal and state securities laws based on the inadequacy of the Company’s disclosures made in its offering documents for the units concerning the lack of unauthorized shares. Under state securities laws the investor can sue us to recover the consideration paid for the security together with interest at the legal rate, less the amount of any income received from the security, or for damages if he or she no longer owns the security or if the consideration given for the security is not capable of being returned. Damages generally are equal to the difference between the purchase price plus interest at the legal rate and the value of the security at the time it was disposed of by the investor plus the amount of any income, if any, received from the security by the investor. Generally, certain state securities laws provide that no suit can be maintained by an investor to enforce any liability created under certain state securities statues if the seller makes a written offer to refund the consideration paid together with interest at the legal rate less the amount of any income, if any, received on the security or to pay damages and the investor refuses or fails to accept the offer within a specified period of time, generally not exceeding 30 days from the date the offer is received. In addition, the various states in which the purchasers reside could bring administrative actions against as a result of the rescission offer. The remedies vary from state to state but could include enjoining us from further violations of the subject state law, imposing civil penalties, seeking administrative assessments and costs for the investigations or bringing suit for damages on behalf of the purchaser.

There is considerable legal uncertainty under both federal securities and related laws concerning the efficacy of rescission offers and general waivers with respect to barring claims that would be based on the failure to disclose information described above in a private placement. The SEC takes the position that acceptance or rejection of an offer of rescission may not bar stockholders from asserting claims for alleged violations of federal securities laws. Further, under California’s Blue Sky law, which would apply to stockholders resident in that state, a claim or action based on fraud may not be waived or prohibited pursuant to a rescission offer. As a result, the rescission offer may not terminate any or all potential liability that we may have in connection with that private placement. In addition, there can be no assurance that we will be able to enforce the waiver we received in connection with the rescission offer to bar any claims based on allegations of fraud or other federal or state law violations that the rescission offerees may have, until the applicable statutes of limitations have run.

F-13

Based on potential violations that may have occurred under the Securities Act of 1933, the Company made a rescission offer to investors who acquired the Company’s common stock prior to July 1, 2005. As such, the proceeds of $1,084,823 from the issuance of 1,986,646 shares of common stock through July 1, 2005 have been classified outside of equity in the balance sheet and classified as common stock subject to rescission.

NOTE 9   GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with no operations, a stockholders’ deficiency of $1,642,995, a working capital deficiency of $562,917 and used cash in operations from inception of $1,508,384. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 10    SUBSEQUENT EVENTS

In February 2007 a director of the Company loaned the Company $50,000. The loan bears interest at a rate of eight percent per annum . The loan is unsecured and due July 9, 2007.

In March 2007, the Company entered into a consulting agreement with a consultant to provide management and public relations services. The agreement calls for the consultant to provide services for a period of one year and the consultant to receive compensation of $4,000 per month. In addition the Company sold the consultant 300,000 shares of common stock for cash proceeds of $300 and recorded the fair value of the common stock of $153,000. The fair value of the common stock will be recognized over the term of the agreement. The Company has also agreed the pay the public relation firm a 5% finder fee for any business or capital raise derived from its relationship with the public relations firm.

F-14

ALLIANCE RECOVERY CORPORATION

3,009,611 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

UNTIL _____________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section of the Delaware Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$23.26
Federal Taxes	-
State Taxes and Fees	-
Transfer Agent Fees	-
Accounting fees and expenses	5,000.00
Legal fees and expense	10,000.00
Blue Sky fees and expenses	-
Miscellaneous	-
Total	$15,023.26

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On May 10, 2007 we issued 300,000 shares of our common stock to Mirador Consulting, Inc. pursuant to a consulting agreement entered into March 5, 2007. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, this shareholder had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On July 21, 2006, we issued 136,669 shares of our common stock to the following investors: Lewis Martin - 33,334 shares; James E. Schiebel - 33,334 shares; Susan Hutchison - 3,334 shares; Walter Martin - 66,667 shares. The issuances were valued at $1.50 per share or $205,000 in the aggregate. In addition, we issued warrants to purchase an aggregate of 51,250 shares of our common stock to the following investors: Lewis Martin - 12,500 shares; James E. Schiebel - 12,500 shares; Susan Hutchison - 1,250 shares; Walter Martin - 25,000 shares. The warrants are exercisable within one year of issuance at a price per share of $1.50. The shares and warrants were issued pursuant to the conversion of outstanding notes held by the investors. Our securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such securities. All of the above issuances of our securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such securities by us did not involve a public offering. The above listed parties were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, the above listed parties had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares and the shares underlying the warrants would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 28, 2006, we issued warrants to purchase 100,000 shares of our common stock exercisable within one year of issuance at an exercise price of $1.50 per share to David Williams.  By order of a July 24, 2007 Board of Director’s resolution, the warrants expiration date was extended to February 7, 2008.  Our securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such securities. All of the above issuances of our securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such securities by us did not involve a public offering. The above listed parties were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, the above listed parties had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares and the shares underlying the warrants would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On January 14, 2005, we issued 300,000 shares of our restricted common stock to Mirador Consulting, Inc. for consulting services. The issuance was valued at $.50 per share or $150,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mirador Consulting, Inc. was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mirador Consulting, Inc. had the necessary investment intent as required by Section 4(2) since it agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

From February 2005 through May 2005, we issued 183,000 shares of our restricted common stock to the following parties for cash consideration of $1.00 per share:
Name of Subscriber	Units Purchased	Date of Investment	Consideration
CARR, BRIAN (1)	20,000	5/8/2005	$20,000
COPPLESTONE, GLEN (2)	8,000	5/7/2005	$8,000
EAGEN, MICHAEL J. (2)	5,000	4/22/2005	$5,000
KNECHT, JOHN (3)	25,000	3/3/2005	$25,000
LEWIS, JACQUELINE (4)	5,000	4/22/2005	$5,000
MARTIN, LEWIS (1)	55,000	5/4/2005	$55,000
MILETICH, MIKE (2)	5,000	4/22/2005	$5,000
ROBINSON, ROD (1)	50,000	5/4/2005	$50,000
SHEA, ROBERT JOHN (1)	10,000	2/15/2005	$10,000

(1)	Messrs. Carr, Lewis, Robinson, and Shea are our present shareholders;
(2)	Messrs. Coppleston, Eagen, and Miletich are personal friends of Mr. Vaisler, our officer and director.
(3)	Mr. Knecht is the father-in-law of Mr. Vaisler, our officer and director;
(4)	Ms. Lewis is related to Mr. Miletich.

The issuances were valued at $1.00 per share or $183,000 in the aggregate. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering.

The above listed parties were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the above listed parties had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction. All 183,000 shares issued during the period commencing March 2005 and ending May 2005 were subject to rescission as disclosed below.

As disclosed above, an aggregate of 1,986,646 shares issued pursuant to private offerings which took place during the periods commencing April 2002 and ending June 2004 and commencing March 2005 and ending May 2005 were subject to rescission. In November 2005 we concluded a rescission offer to investors who purchased our securities during such periods. Such private offerings may have violated federal securities laws based on the inadequacy of our disclosures made in our private placement memoranda offering documents concerning the lack of authorized common stock. Based on potential violations that may have occurred under U.S. securities laws, we determined to make a rescission offer to all investors who acquired our securities pursuant to our private offerings. The rescission offer was conducted privately in October 2005 and November 2005. If all eligible investors had elected to accept the rescission offer, we would have been required to refund investments totaling $1,084,823, plus interest on those funds from the date of investment through the date of the acceptance of the rescission offer at 6% per annum. None of the investors accepted the rescission offer which expired on December 8, 2005.

From January 2004 through June 2004, we issued 186,000 units consisting of one share of restricted common stock and a warrant to purchase one share of our common stock exercisable at $1.00 per share to the following parties for cash consideration of $.50 per share: Lance Appleford - 10,000 units; Jodie Tonita - 6,000 units; Rod Robinson - 140,000 units; Jurek Gebczynski - 10,000 units; and Jewan Naraine - 20,000 units. The issuances were valued at $.50 per share or $93,000 in the aggregate. Our securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such securities. All of the above issuances of our securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such securities by us did not involve a public offering. The above listed parties were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, the above listed parties had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares and the shares underlying the warrants would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction. All 186,000 shares issued during the period commencing January 2004 and ending June 2004 were subject to rescission as disclosed below.

On January 14, 2004, we issued 200,000 shares of our restricted common stock and warrants to purchase 200,000 shares of our common stock to Mirador Consulting, Inc. for consulting services. The warrants are exercisable at the following prices: 100,000 at $5.00 per share and 100,000 at $7.50 per share. The issuance was valued at $.50 per unit or $100,000. The securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such securities. All of the above issuances of our securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such securities by us did not involve a public offering. Mirador Consulting, Inc. was a sophisticated investor and had access to information normally provided in a prospectus regarding us.

The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, Mirador Consulting, Inc. had the necessary investment intent as required by Section 4(2) since it agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares and shares underlying the warrants would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

We did not employ an underwriter in connection with the issuance of the securities described above. We believe that the issuance of the foregoing securities was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Each of the purchasers was an accredited investor, and acquired the securities for investment purposes only and not with a view to distribution.

ITEM 27. EXHIBITS.

Exhibit No.		Description

3.1	-	Certificate of Incorporation with Amendments to Certificate of Incorporation (1)

3.2	-	Bylaws (1)

5.1	-	Opinion of Anslow & Jaclin, LLP

10.1	-	Employment Agreement between Alliance Recovery Corporation and Peter Vaisler (1)

10.2	-	Consulting Agreement between Alliance Recovery Corporation and Peter Vaisler (1)

10.3	-	2007 Consulting Agreement with Mirador Consulting, Inc.

10.4	-	Amendment to Employment Agreement between Alliance Recovery Corporation and Peter Vaisler (2)

10.5	-	Investment Agreement dated May 29, 2007, by and between the Company and Dutchess Private Equities Fund, Ltd. (3)

10.6		Amendment to the Investment Agreement dated July 24, 2007, by and between the Company and Dutchess Private Equities Fund, Ltd.

10.7	-	Registration Rights Agreement dated May 29, 2007, by and between the Company and Dutchess Private Equities Fund, Ltd. (3)

14	-	Code of Ethics (4)

23.1		Consent of Webb & Company, P.A.

23.3		Consent of Counsel, as in Exhibit 5.1

(1) Incorporated by reference to Form SB-2 filed on December 27, 2004 (File No. 333-121659)
(2) Incorporated by reference to Form 10-KSB filed on April 2, 2007 (File No. 333-121659)
(3) Incorporated by reference to Form 8-K filed on May 29, 2007 (File No. 333-121659)
(4) Incorporated by reference to Form 10-KSB filed on April 11, 2006 (File No. 333-121659)

ITEM 28. UNDERTAKINGS.

(a) Rule 415 Offering Undertaking:

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230.424);

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Monroe, State of Michigan on July 30, 2007.

Alliance Recovery Corporation

By:	/s/ Peter Vaisler
Peter Vaisler
Chief Executive Officer

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Peter Vaisler, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

Name	Title	Date
s/s Peter Vaisler Peter Vaisler	Chief Executive Officer Principal Financial Officer, Principal Accounting Officer and Director	July 30, 2007
s/s Walter Martin Walter Martin	Director	July 30, 2007

s/s David Williams David Williams	Director	July 30, 2007